Exhibit 10.30

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WIH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

RESEARCH COLLABORATION AND LICENSE AGREEMENT

by and between

ASTRAZENECA AB

and

DYNAVAX TECHNOLOGIES CORPORATION

DATE:            1            September 2006

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i)

4.13	JSC Minutes	30
4.14	Dissolution of JSC	30
4.15	Advisory Board	30
4.15	Expenses	31
4.17	Access to Information	31
4.18	Joint Research Programme Guidelines	31

5.	Reports	31
5.1	Joint Research Programme Progress Reports	31
5.2	Copyrights	31
5.3	AstraZeneca Reports	32

6.	Ownership and Grant of Rights	32
6.1	Ownership of Collaboration Technology	32
6.2	Licences to AstraZeneca	32
6.3	Licence to Dynavax	33
6.4	Third Party Licences	34
6.5	Exclusivity	35
6.6	Sublicences	37
6.7	Distributors	37

6.8.	Confirmatory Patent Licences	38

7.	Research Funding	38
7.1	Funding	38
7.2	Invoices; Reconciliation	38
7.3	Records Retention; Audit	39
7.4	Projected Cost Reports	40

8.	Development and Commercialization	40
8.1	Overview	40
8.2	Development of Product	40
8.3	Regulatory Affairs and Information Exchange	41
8.4	Commercialization of Product and Combination Product	42
8.5	Dynavax Option to Co-Promote in the United States	43
8.6	Pricing, Price Approvals and Product Distribution	44
8.7	Sales and Inventory	44

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii)

8.8	Advertising and Education	44
8.9	Development and Commercialization Costs	44
8.10	Diligence Obligations	45
8.11	Breach of Diligence Obligations	46
8.12	Reversion; Abandonment	47

9.	Milestone Payments	48
9.1	Total Obligation	48
9.2	Access Fee	48
9.3	Joint Research Programme Milestones	49
9.4	Development Milestones	49
9.5	Milestone Payments	49

10.	Royalty Payments and Other Payment-Related Provisions	49
10.1	Royalties	49
10.2	Combination Products	50
10.3	Sublicensees	51
10.4	Royalty Stacking	51
10.5	[ * ] Royalty and [ * ]	52
10.6	Reduction of Royalty	53
10.7	Royalty Floor	54
10.8	Royalty Term	54
10.9	Sales Subject to Royalties	54
10.10	Royalty Payments	55
10.10	Mode of Payment	55
10.12	Currency	55
10.13	Interest	55
10.14	Records Retention; Audit	56

11.	Taxes	56
11.1	General	56
11.2	Indirect Taxes	57
11.3	Customs Duties	57

12.	Manufacture and Supply	58
12.1	Preclinical Supply	58

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iii)

12.2	Clinical and Commercial Supply	58
12.3	Manufacturing Know-How Transfer	58

13.	Confidentiality and Non-Disclosure	59
13.1	General Obligations	59
13.2	Permitted Disclosures	60
13.3	Exclusions	62
13.4	Confidentiality of Agreement	62
13.5	Publications and Presentations	63
13.6	Use of Name/Publicity.	64

14.	Patent Prosecution, Enforcement and Defence	65
14.1	Disclosure	65
14.2	Patent Prosecution and Maintenance	65
14.3	Patent Term Restoration	66
14.4	Enforcement of Patent Rights	67
14.5	Third Party Litigation	68
14.6	Invalidity or Unenforceability Defences or Actions	69
14.7	Cooperation	71
14.8	Compliance with Third Party Licences	71
14.9	Costs and Expenses	71

15.	Adverse Event Reporting	72
15.1	Overview	72

16.	Product Recall	72
16.1	Notification and Recall	72
16.2	Recall Expenses	73

17.	Trademarks	73

18.	Representations and Warranties	73

19.	Indemnification and Insurance	78

19.1	Indemnification of Dynavax	78
19.2	Indemnification of AstraZeneca	79
19.3	[ * ]
19.4	Notice of Claim	80
19.5	Indemnification Procedures	80

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)

19.6	LIMITATION ON DAMAGES	82
19.7	Insurance	83

20.	Term and Termination	83
20.1	Term	83
20.2	Termination by AstraZeneca	83
20.3	Termination for Infringement of Third Party Rights	84
20.4	Termination by Dynavax for Lack of Diligence	84
20.5	Termination by Either Party	85
20.6	Change of Control	86
20.7	Consequences of Termination	87
20.8	Survival	90
20.9	Rights in Bankruptcy	90

21.	Force Majeure	91

22.	Assignment	92

23.	Severability	93

24.	Dispute Resolution	93
24.1	Disputes	93
24.2	Arbitration	93
24.3	Arbitrator	94
24.4	Governing Law	94
24.5	Decision	94
24.6	Award	95
24.7	Costs	96
24.8	Injunctive Relief	96
24.9	Confidentiality	96
24.10	Survivability	96
24.11	Jurisdiction	96
24.12	Patents and Trademarks	97
24.13	Provisions Unique to Arbitrations Pursuant to Section 8.10	97

25.	Notices	97
25.1	Notice Requirements.	97
25.2	Address for Notice	98

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(v)

26.	Relationship of the Parties	98

27.	Entire Agreement	99

28.	English Language	99

29.	Amendment	99

30.	Waiver and Non-Exclusion of Remedies	100

31.	No Benefit to Third Parties	100

32.	Equitable Relief	100

33.	Further Assurance	101

34.	Expenses	102

35.	Counterparts	102

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(vi)

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Research Collaboration and License Agreement (this “Agreement”) is effective as of the                    day of September 2006 (the “Effective Date”), by and between

(1)	ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with offices at S-151 85 Södertälje, Sweden (“AstraZeneca”); and

(2)	DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation with offices at 2929 Seventh Street, Suite 100, Berkeley, CA 94710-2753, USA (“Dynavax”).

Recitals

(A)	WHEREAS, AstraZeneca is a global pharmaceutical company with substantial capabilities in the field of drug discovery, development and marketing of pharmaceutical products in several therapy areas including asthma and chronic obstructive pulmonary disease;

(B)	WHEREAS, Dynavax is a pharmaceutical company engaged in the discovery and development of novel oligonucleotide agonists of TLR-9 for use in a variety of diseases and disorders, including the treatment of asthma and chronic obstructive pulmonary disease;

(C)	WHEREAS, the Parties wish to engage in a collaborative research program utilising Dynavax’s knowledge, skills and proprietary technology to identify and develop novel TLR-9 agonists for therapeutic use in the fields of asthma and chronic pulmonary disease with a mutual ambition of developing and marketing any resultant products on a global basis.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1	Definitions

Unless otherwise specifically provided in this Agreement, the following terms have the following meanings:

1.1	“Advisory Board” means the committee established and conducted according to Section 4.15.

1.2	“Affiliate” means, with respect to a Person, any Person that Controls, is Controlled by or is under common Control with such first Person, in all cases, only for as long as Control actually exists. For purposes of this definition only, “Control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.

1.3	“Alliance Manager” means a Party’s representative with responsibility for the activities described in Section 4.9.

1.4	“Annual Net Sales” means the Net Sales made during a given calendar year.

1.5	“Applicable Law” means the applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the regulatory authorities, that may be in effect from time to time.

1.6	“Asthma” means an inflammatory pulmonary disorder that is characterized by reversible obstruction of the airways.

1.7	“AstraZeneca Information” has the meaning set forth in Section 13.1.2.

1.8	“AstraZeneca Know-How” means all Know-How Controlled by AstraZeneca or its Affiliates prior to and/or during the Term that is [ * ] for the research, development, manufacture, importation, use or sale of Dynavax ISS, Collaboration ISS, Reverted ISS, CDs, Product or Combination Product(s), excluding Collaboration Know-How.

1.9	“AstraZeneca Patents” means any Patents Controlled by AstraZeneca or its Affiliates prior to and/or during the Term that are [ * ] for the research, development, manufacture, importation, use or sale of Dynavax ISS, Collaboration ISS, Reverted ISS, Product or Combination Product(s), excluding Collaboration Patents.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.10	“AstraZeneca Technology” means AstraZeneca Patents and AstraZeneca Know-How.

1.11	“Background Technology” means either the AstraZeneca Technology or the Dynavax Technology, as appropriate and Background Technologies means the AstraZeneca Technology and the Dynavax Technology.

1.12	[ * ].

1.13	“Candidate Drug” or “CD” means a Dynavax ISS or a Collaboration ISS that is a Lead Candidate satisfying the relevant Candidate Drug Target Profile and [ * ] as a candidate for further Development and Commercialization as the Product or a Combination Product pursuant to Section 3.10; provided, however, upon the commencement of [ * ], such Collaboration ISS shall be deemed a Candidate Drug regardless of whether such Collaboration ISS meets the Candidate Drug Target Profile.

1.14	“Candidate Drug Target Profile” means the target profile for a Candidate Drug as further defined under the Joint Research Plan, the criteria for which are attached hereto as Exhibit A.

1.15	“CD Nomination” means the internal process, known by [ * ], by which [ * ].

1.16	“CD Nomination Date” means the date upon which a CD Nomination is made.

1.17	“Change of Control,” with respect to either Party, means an event in which:

1.17.1	any other Person or group of Persons acquires beneficial ownership of securities of such Party representing more than fifty percent (50%) of the voting power of the then outstanding securities of such Party with respect to the election of directors of such Party; or

1.17.2	such Party effects a merger, consolidation or similar transaction with another Person in which such Party is not the surviving entity in such transaction.

1.18	[ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.19	[ * ].

1.20	“Collaboration” means all activities performed by or on behalf of Dynavax or AstraZeneca in the course of carrying out the Joint Research Programme and Development Plan, as applicable, and otherwise performing their obligations set forth in this Agreement.

1.21	“Collaboration ISS” means a [ * ] generated during the course of the Joint Research Programme. For clarity, and in accordance with Section 3.12.2, a particular ISS will cease being subject to Research under this Agreement, and will accordingly no longer be a Collaboration ISS but will thereupon become a Reverted ISS, when it is no longer prioritized or selected for further research under the Joint Research Programme.

1.22	“Collaboration Know-How” means all Know-How generated by the Parties during the Research Term pursuant to the Joint Research Programme or otherwise generated by either Party in connection with the Development of any Collaboration ISS or Product.

1.23	“Collaboration Patent” means a Patent filed after the Effective date claiming an invention generated pursuant to the Collaboration and which claims or covers Collaboration Know-How and/or Collaboration ISS.

1.24	“Collaboration Technology” means Collaboration Patents, Collaboration Know-How and Collaboration ISS.

1.25	“Combination Product” means a pharmaceutical preparation [ * ].

1.26	“Commence” or “Commencement” when used to describe a Phase I Trial, Phase II Trial, Phase III Trial or Phase IV Trial, means the first dosing of the first human subject for such trial.

1.27	“Commercialization” means the performance of making, importing, using, selling, or offering for sale, including researching, developing, registering, modifying, enhancing, improving, manufacturing, having manufactured, holding/keeping (whether for disposal or otherwise), formulating, optimising, having used, exporting, transporting, distributing, promoting, marketing or having sold or otherwise disposing or offering to dispose of, a Product following Health Registration Approval of such Product in any part of the Territory under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.28	“Commercially Reasonable Efforts” means, with respect to the carrying out of obligations or tasks, efforts and resources commonly used by a pharmaceutical company [ * ], for the active development or commercialisation of a pharmaceutical product of a similar nature, with a similar commercial potential and at a similar stage in the clinical development process as the Product or the applicable Combination Product, based on conditions then prevailing, including without limitation, [ * ], including [ * ]. Commercially Reasonable Efforts shall be determined on a market-by-market basis for the Product or each Combination Product. Notwithstanding anything to the contrary herein, Commercially Reasonable Efforts requires that a Party, at a minimum, [ * ].

1.29	“Confidential Information” means, subject to Section 13.3, any information, including any regulatory, scientific or other business information and materials, of a Party and its Affiliates disclosed to the other Party pursuant to this Agreement, and before, on or after the Effective Date of this Agreement or protected under Section 13.1.2.

1.30	“Control” means, with respect to any item of information, Patent, Know-How, or other intellectual property, possession of the right, whether directly or indirectly, and whether by ownership, licence or otherwise, to assign, or grant a licence, sublicense or other right to or under, such information, Patent or other intellectual property as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.31	“COPD” or “Chronic Obstructive Pulmonary Disease” means a group of lung diseases involving limited airflow and varying degrees of air sac enlargement, airway inflammation, and lung tissue destruction.

1.32	“Defending Party” has the meaning set forth in Section 14.7.

1.33	“Develop” or “Development” means the performance of preclinical, manufacturing and clinical development and regulatory activities following the acceptance of an IND for a Candidate Drug (or the functional equivalency if the first human clinical trial of such Product or Combination Product is conducted without an IND) and that are reasonably required to obtain Health Registration Approval of the Product or any Combination Product in any part of the Territory under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.34	“Development Cost” means expenses and costs incurred by either Party during Development of a Candidate Drug, the Product or any Combination Product until the First Commercial Sale of the Product or any Combination Product anywhere in the world.

1.35	“Development Milestone” has the meaning set forth in Section 9.4.

1.36	“Development Plan” has the meaning set forth in Section 8.2.

1.37	“Disclosing Party” has the meaning set forth in Section 13.1.1.

1.38	“Distributor” has the meaning set forth in Section 6.7.

1.39	“DMF” means a Drug Master File.

1.40	“Dynavax Know-How” means all Know-How Controlled by Dynavax or its Affiliates prior to and/or during the Term that is [ * ] for the research, development, manufacture, importation, use or sale of the Dynavax ISS, Collaboration ISS, Product or Combination Product(s), excluding the Collaboration Know-How.

1.41	“Dynavax ISS” means those ISS synthesised by or on behalf of Dynavax prior to the Research Term and made available for identification and selection as [ * ] candidates pursuant to the Joint Research Plan.

1.42	“Dynavax Patents” means any Patents Controlled by Dynavax or its Affiliates as of the Effective Date or during the Term that are [ * ] for the research, development, manufacture, importation, use or sale of the Dynavax ISS, Collaboration ISS, Product or Combination Product(s), including without limitation, the Patents listed on Exhibit B, excluding the Collaboration Patents and the AstraZeneca Patents.

1.43	“Dynavax Technology” means the Dynavax Patents, the Dynavax Know-How and Dynavax ISS.

1.44	“Effective Date” means the date as set forth in the preamble to this Agreement.

1.45	“Europe” means the European Economic Area as it may be constituted from time to time.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.46	“Field” means the use of TLR-9 agonists that [ * ] for the treatment of human patients who have Asthma and/or COPD, including for the prevention of the progression of Asthma and/or COPD in human patients.

1.47	“First Commercial Sale” means the first sale for monetary value for use or consumption by the general public of the Product or a Combination Product in any country after Health Registration Approval for such Product or Combination Product has been obtained in such country. For the avoidance of doubt, sales prior to receipt of the Health Registration Approvals necessary to commence regular commercial sales in a country, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales,” shall not be construed as a First Commercial Sale in that country.

1.48	“First Indication” means the first Indication in which AstraZeneca obtains the first Health Registration Approval in respect of the Product or a Combination Product.

1.49	“Force Majeure” has the meaning set forth in Section 21.1.

1.50	“Force Majeure Party” means a Party prevented or delayed in its performance under this Agreement by an event of Force Majeure.

1.51	“FTE” means the equivalent of one person working full time for one 12-month period in a research, development, commercialization, regulatory or other relevant capacity, approximating [ * ] hours per year. In the interests of clarity, though, a single individual who works more than [ * ] hours in a single year shall be treated as one FTE regardless of the number of hours worked. FTE effort shall be charged by calculating the individual’s total hours dedicated to the applicable activities under this Agreement as a percentage of total hours worked multiplied by the FTE Rate. By way of example, and not in limitation of the foregoing, (a) if a full-time, salaried employee spends 100% of his or her effort hours on the applicable activities under this Agreement, the FTE charge-out rate shall be calculated as the FTE Rate multiplied by 100%, (b) if a full-time, salaried employee spends 50% of his or her effort hours on the applicable activities under this Agreement, the FTE charge-out rate shall be calculated as the FTE Rate multiplied by 50%, and (c) if a seventy-five percent (75%)-time, salaried employee spends fifty percent (50%) of his or her efforts on the applicable activities under this Agreement, the FTE charge-out rate shall be

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

calculated as the FTE Rate multiplied by thirty-seven and one-half percent (37.5%) (50% x 75% = 37.5%). No FTE credit shall be given for overtime hours. The FTE Rate shall include: [ * ].

1.52	“FTE Rate” means the amount of [ * ] and shall cover the items referred to in the last sentence of Section 1.51 provided, however, that such FTE Rate shall be increased to [ * ] for FTE efforts provided by Dynavax in excess of those set forth in Section 3.4.

1.53	“Good Clinical Practices” or “GCP” means current Good Clinical Practices as specified in the United States Code of Federal Regulations, at the time of testing, and all FDA and ICH guidelines, including the ICH Consolidated Guidelines on Good Clinical Practices.

1.54	“Good Laboratory Practices” or “GLP” means current Good Laboratory Practices as specified in the United States Code of Federal Regulations at 21 CFR § 58 at the time of testing and all applicable ICH guidelines.

1.55	“Governmental Authority” means any court, agency, department or other instrumentality of any national, federal, state, county, city or other political subdivision.

1.56	“Health Registration Approval” means, with respect to a country, any and all approvals, licences, registrations or authorisations (including supplements and amendments) of any national, supra-national (e.g., European Commission or the Council of the European Union or its equivalent), regional, state or local health or regulatory authority, agency, department, bureau, commission, council or other governmental entity, necessary to commercially manufacture, distribute, sell or market the Product or a Combination Product in such country, including, where applicable, (a) pricing and reimbursement approval in such country, (b) pre- and post-approval marketing authorisations (including any prerequisite manufacturing approval or authorisation related thereto), (c) labelling approval and (d) technical, medical and scientific licences.

1.57	“IND” means an Investigational New Drug application with the FDA or its foreign equivalent application or filing filed with an equivalent agency or Governmental Authority outside of the United States (including any supra-national agency such as in Europe) necessary to Commence human clinical trails in such jurisdiction, and consistent with all regulations at 21 CFR § 312 et. seq. and equivalent foreign regulations.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.58	“Indemnification Claim Notice” has the meaning set forth in Section 19.4.

1.59	“Indemnified Party” means a Party seeking to recover a Loss under Section 19.1 or 19.2.

1.60	“Indemnifying Party” means a Party from whom recovery of a Loss is sought under Section 19.1 or 19.2

1.61	“Indemnitee” has the meaning set forth in Section 19.4.

1.62	“Indication” means the treatment of Asthma, COPD, or any other disease or condition that the Parties agree, by amendment to this Agreement, to include within the Field.

1.63	“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes.

1.64	“Information” means all technical, scientific and other information, trade secrets, patents and other legal information or descriptions, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology; biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology; manufacturing and quality control procedures and data, including test procedures; and synthesis, purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.65	“Infringement Suit” has the meaning set forth in Section 14.5.

1.66	“IP” has the meaning set forth in Section 20.9.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.67	“ISS” means any synthetic oligonucleotide sequence or chimeric oligonucleotide sequence that modulates an immune response and is a TLR-9 agonist, including, but not limited to, such sequences referred to by Dynavax as immunostimulatory sequences, chimeric immunomodulatory compounds and branched immunomodulatory compounds.

1.68	“Joint Project Team” or “JPT” means the joint team established by the Parties pursuant to Article 4 to manage the day-to-day work within the Joint Research Programme.

1.69	“Joint Research Plan” means the project plan that outlines the Joint Research Programme and each Party’s obligations thereunder, including the allocation of FTEs by Dynavax, as further described in Section 3.3.

1.70	“Joint Research Programme” means the research programme described in the Joint Research Plan.

1.71	“Joint Research Programme Milestones” has the meaning set forth in Section 9.3.

1.72	“Joint Steering Committee” or “JSC” means the joint committee established by the Parties pursuant to Article 4 to oversee, manage and steer the Joint Research Programme during the Collaboration Term.

1.73	“Know-How” means any non-public, proprietary Information and other data, instructions, processes, methods, formulae, materials, expert opinions and information, including without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information. Know-How does not include any rights under Patents.

1.74	“Knowledge” means the knowledge, information or belief of any officer, or of any employee with the title of Global Vice President, Senior Scientist or higher, of either Dynavax or AstraZeneca, as the case may be, after each of them has made reasonable inquiry into the relevant subject matter.

1.75	“Lead Candidate” means a Dynavax ISS or Collaboration ISS that, in accordance with the Joint Research Plan, has been [ * ] at the time of its Lead Candidate Development Decision for further preclinical evaluation.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.76	“Lead Candidate Development Decision” means the internal process, known by [ * ], by which [ * ].

1.77	“Lead CD” means the CD nominated by AstraZeneca for Development and Commercialisation.

1.78	“Lead Research Candidate” means a Dynavax ISS or Collaboration ISS that has been [ * ] for further research.

1.79	“Losses” means any and all liabilities, claims, demands, causes of action, damages, loss and expenses, including interest, penalties, and reasonable lawyers’ fees and disbursements.

1.80	“MAA” means a Marketing Authorization Application filed with the European Medicines Agency (known as the EMEA), or any substantial equivalent of such application or entity.

1.81	“Major Markets” means [ * ].

1.82	“NDA” means a New Drug Application (or other application for initial Health Registration Approval) filed with the FDA or the equivalent application or filing filed with any equivalent Governmental Authority outside of the United States necessary for approval of a drug or biologic in such jurisdiction.

1.83	“Net Sales” means, with respect to the Product and/or any Combination Product (subject to Section 10.2 below), the gross invoiced amount on sales of the Product or Combination Product by AstraZeneca, its Affiliates or their permitted Sublicensees to Third Parties (including Distributors) after deduction of (a) normal and customary trade, quantity or prompt settlement discounts (including chargebacks and allowances) actually allowed; (b) amounts actually repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by AstraZeneca or its Affiliates in good faith; (c) rebates and similar payments made with respect to sales paid for by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country; (d) [ * ] as an allowance for transportation costs, distribution expenses, special packaging and related insurance

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charges; (e) any invoiced amounts which are not collected by AstraZeneca or its Affiliates, including bad debts; (f) excise taxes, Indirect Taxes, customs duties, customs levies and import fees actually imposed on the sale, importation, use or distribution of the Product or Combination Product as applicable; and (g) any other similar and customary deductions that are consistent with generally accepted accounting principles, or in the case of non-United States sales, other applicable accounting standards. Net Sales shall be calculated using AstraZeneca’s internal audited systems used to report such sales as adjusted for any of items (a) to (g) above not taken into account in such systems. Deductions pursuant to subsection (e) above shall be taken in the calendar quarter in which such sales are no longer recorded as a receivable.

1.84	“Parties” means collectively AstraZeneca and Dynavax and “Party” means individually either of AstraZeneca or Dynavax.

1.85	“Patents” means (a) all issued unexpired national, regional and international patents and (including inventor’s certificate) that has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken or has been taken within the required time period; (b) all national, regional and international patent applications, including provisional patent applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (c) any and all unexpired patents that have issued or in the future issue from the foregoing patent applications ((a) and (b)), including utility models, petty patents and design patents and certificates of invention, (d) any and all substitutions, extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, renewal, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((a), (b) and (c)), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

1.86	“Payments” has the meaning set forth in Section 11.1.

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1.87	“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.88	“Phase I Trial” means a clinical trial that generally provides for the first introduction into humans of the Lead CD or any CD to be incorporated into a Combination Product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the relevant CD, and generally consistent with 21 CFR § 312.21(a).

1.89	“Phase II Trial” means a clinical trial of the CD or any CD to be incorporated into a Combination Product on patients, including possibly pharmacokinetic studies, the principal purpose of which is to make a preliminary determination that such CD is safe for its intended use and to obtain sufficient information about the CD’s efficacy to permit the design of further clinical trials, and generally consistent with 21 CFR § 312.21(b).

1.90	“Phase III Trial” means a clinical trial that provides for a pivotal human clinical trial of the Product or a Combination Product, which trial is designed to: (a) establish that the Product or Combination Product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the Product or Combination Product in the dosage range to be prescribed; (c) support Health Registration Approval of such Product or Combination Product; and (d) generally consistent with 21 CFR § 312.21(c).

1.91	“Phase IV Trial” means a clinical trial of the Product or any Combination Product Commenced in a particular country after Health Registration Approval for such Product or Combination Product in such country in order to support Commercialization of the Product or Combination Product, as appropriate.

1.92	“Primary ISS” means, in accordance with the Joint Research Plan, [ * ] Dynavax ISS or Collaboration ISS selected [ * ].

1.93	“Primary Screening Phase” means, in accordance with the Joint Research Plan, the [ * ].

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1.94	“Product” means a pharmaceutical preparation [ * ].

1.95	“Project Leader” means a Party’s representative with responsibility for the activities set forth in Section 4.3.

1.96	“Prosecuting Party” has the meaning set forth in Section 14.2.2.

1.97	“Receiving Party” has the meaning set forth in Section 13.1.1.

1.98	“Regents” has the meaning set forth in Section 10.5.1.

1.99	“Regulatory Authority” means any Governmental Authority with responsibility for granting any licenses or approvals necessary for the marketing and sale of pharmaceutical products including, without limitation, the FDA and any drug regulatory authority of countries of Europe, and Japan, and where applicable any ethics committee or any equivalent review board.

1.100	“Regulatory Documentation” means, with respect to the Product or Combination Product, all Regulatory Filings and supporting documents created, submitted to the FDA or any equivalent agency or government authority outside of the United States (including any supra-national agency such as in Europe) relating to such Product or Combination Product, and all data contained therein, including, without limitation, any IND(s), NDA(s), MAA(s), Biological Licence Applications (BLA(s)), Investigator’s Brochures, DMF, correspondence to and from the FDA or any equivalent agency or Governmental Authority outside of the United States, minutes from teleconferences with Regulatory Authorities, registrations and licenses, regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files, complaint files and manufacturing records.

1.101	“Regulatory Filing” means the NDA, MAA, BLA, IND, or any foreign counterparts thereof and any other filings required by regulatory authorities relating to the study, manufacture or Commercialization of the Product or any Combination Product.

1.102	“Research” means, with respect to a particular Dynavax ISS or Collaboration ISS, Product or Combination Product, the research and preclinical development activities undertaken in the Joint Research Programme up to and including the acceptance by the appropriate Regulatory Authority of an IND covering such Dynavax ISS, Collaboration ISS, Product or Combination Product (or first human dosing if done without an IND).

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1.103	“Research Budget” means the funding to be provided by AstraZeneca to Dynavax in relation to the Joint Research Programme as specified in Section 3.3.

1.104	“Research Budget Variance” means any variance to the Research Budget as set out in the Research Plan that is permitted without further agreement of the Parties, and which variance shall not exceed [ * ] of the agreed research Budget.

1.105	“Research Term” has the meaning set forth in Section 3.2.

1.106	“Reverted ISS” means an ISS that once was a Dynavax ISS or Collaboration ISS but that was not prioritized or selected for further Research in accordance with Section 3.10, or reverted in accordance with Sections 3.12.2 or 8.12, thereby reverting to Dynavax for use outside the Field and no longer subject to the Joint Research Programme.

1.107	“Round One Optimization Candidates” means, in accordance with the Joint Research Plan, those Collaboration ISS that are [ * ] using [ * ].

1.108	“Round Two Optimization Candidates” means, in accordance with the Joint Research Plan, those Collaboration ISS that are [ * ], using [ * ].

1.109	“Royalty-Bearing Claim” means, with respect to a Dynavax Patent or a Collaboration Patent: (a) [ * ], or (b) [ * ].

1.110	“Royalty Term” has the meaning set forth in Section 10.8.

1.111	“Second Indication” means the second Indication in which AstraZeneca obtains a Health Registration Approval in respect of the Product or a Combination Product.

1.112	“Secondary Screening Phase—Stage 1” means, in accordance with the Joint Research Plan, the [ * ].

1.113	“Secondary Screening Phase—Stage 2” means, in accordance with the Joint Research Plan, the [ * ].

1.114	“Sequence Modify” or “Sequence Modification” means to modify an ISS by changing, adding to, or subtracting from the [ * ].

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1.115	“Sublicensee” means any Person, other than an Affiliate or a Party, to which such Party has granted a sublicense under this Agreement.

1.116	“Term” means the period beginning on the Effective Date and continuing until the earlier of the date upon which this Agreement expires by its terms or is terminated in accordance with Article 20.

1.117	“Territory” means all countries in the World, except those countries in respect of which this Agreement has been terminated, pursuant to this Agreement.

1.118	“Third Indication” means the third Indication in which AstraZeneca obtains a Health Registration Approval in respect of the Product or a Combination Product.

1.119	“Third Party” means any Person not including the Parties, the Parties’ respective Affiliates or the Sublicensees.

1.120	“Third Party Claims” has the meaning set forth in Section 19.1.

1.121	“TLR-9” means toll-like receptor 9.

1.122	“Triggering Event” has the meaning set forth in Section 6.4.2.

1.123	“Valid Claim” means, with respect to a particular country, either:

1.123.1	any Royalty-Bearing Claim of a granted and unexpired Dynavax Patent and/or Collaboration Patent in such country that (a) has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which decision is unappealable or unappealed within the time allowed for appeal, and (b) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

1.123.2	a Royalty-Bearing Claim of a pending Dynavax Patent and/or Collaboration Patent application, which claim was filed and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of the application, provided that such application has not been pending for more than five (5) years.

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2	Construction

Except where the context requires otherwise, whenever used the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or.” Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term “including” or “includes” as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement shall be deemed to be the wording mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

3	Conduct of the Joint Research Programme

3.1	Overview .The objective of the Joint Research Programme shall be to identify and select for development, manufacture, and commercialization one Product and/or Combination Product(s) based on one or more Candidate Drugs. As described in greater detail in the Joint Research Plan and this Article 3, Dynavax will identify and propose to AstraZeneca a pool of [ * ] Dynavax ISS representing each of the three major classes of ISS. Thereafter, the Parties will engage in [ * ] primary and [ * ] secondary screening phases to optimize and select [ * ] Lead Candidate and [ * ]. After further characterization of the Lead Candidate, a Lead Candidate Drug shall be selected for clinical development. The Parties may agree to conduct [ * ], will each consist of the synthesis and selection of [ * ] Dynavax ISS or Collaboration ISS, in each such optimization phase. All decisions to select molecules for advancement or development shall be [ * ], subject to the terms of this Agreement; provided, however, that [ * ], or perform Research or Development on any ISS other than the Dynavax ISS or the Collaboration ISS, selected for Research and Development pursuant to this Agreement. In conducting the foregoing work, Dynavax shall have no obligation to identify or present an ISS for inclusion in the Joint Research Programme if such ISS is then currently under research in a separate Dynavax programme or is then currently subject to rights of a Third Party.

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3.2	Research Term. The research term (the “Research Term”) shall commence on the Effective Date and shall continue until the earlier of (a) the third anniversary of the Effective Date or such later date as AstraZeneca may specify pursuant to this Section 3.2, and (b) the effective date of any termination of this Agreement pursuant to Article 20. The FTE funding commitments of AstraZeneca set forth in Section 3.3 and the payment obligations of AstraZeneca set forth in Section 7.1 shall remain in force until the end of the Research Term. The Research Term may be extended by [ * ] no more than [ * ] upon written agreement between the Parties at least [ * ] prior to the end of the third year or the relevant extension period thereof.

3.3	Joint Research Plan. The Joint Research Plan has been approved by the Parties concurrent with the execution of this Agreement. The Parties acknowledge and agree that the Joint Research Plan attached hereto as Exhibit C sets forth the goals and objectives of the Joint Research Programme and the broad terms of the Parties’ respective undertakings to achieve those goals and objectives. The Joint Research Plan will be reviewed and (if required) amended by the JSC (subject to Section 4.11) annually or from time to time during the Research Term to identify and define the specific undertakings of the Parties and the associated costs and expenses required to implement the Joint Research Programme. In the event of any inconsistency or disagreement between a Joint Research Plan and this Agreement, the terms of this Agreement shall prevail.

3.4	Research Effort and Support. Dynavax shall supply [ * ] FTEs during each of the first [ * ] contract years of the Research Term and [ * ] FTEs during the [ * ] contract year of the Research Term, unless otherwise mutually agreed by the Parties. Changes in such level of effort may be at the discretion of the JSC (subject to Section 4.11), provided Dynavax receives at least [ * ] months prior notice of any change in the maximum level of FTEs provided hereunder. The JSC shall not be entitled to give notice of its intention to change the level of FTE effort within the first [ * ] months of the Research Term. The Parties acknowledge that Dynavax may provide increasing level of technical assistance for the transfer of certain technology to AstraZeneca or its designee during the [ * ] contract year of the Research Term, which may lead the number of FTEs to be provided by Dynavax in that time period to be increased by the Parties’ mutual agreement. In the event of an extension of the Research Term, the Parties shall agree at that time on the number of FTEs that Dynavax shall supply in

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such extension period of the Research Term. AstraZeneca shall fund such FTEs as set forth in Section 7.1. AstraZeneca understands and agrees that Dynavax retains complete discretion to alter and reallocate the individuals who compose such FTEs and to alter the frequency and time which any individual devotes to the Joint Research Programme, provided that all such FTEs are appropriately skilled to perform the Joint Research Programme. All scientific work on or directly related to the Joint Research Programme performed by such individuals shall count towards the fulfilment of Dynavax’s FTE commitment pursuant to this Section 3.4. Such work may include, but is not limited to, experimental laboratory work, recording and writing up results, reviewing literature and references, holding scientific discussions, organizing and attending scientific meetings and conferences, managing and leading scientific staff, and carrying out Joint Research Programme management duties (including service on the JPT). All JSC pre-approved external costs, if any, incurred by Dynavax in connection with its performance of its obligations under the Joint Research Programme throughout the Research Term, to the extent not included in the FTE Rate, shall be separated invoiced by Dynavax to AstraZeneca and reimbursed by AstraZeneca pursuant to Section 7.2. The Parties acknowledge that the FTE Rate does not include the costs or expenses of [ * ].

3.5	Conduct of Research.

3.5.1	Commercially Reasonable Efforts. The Parties shall use Commercially Reasonable Efforts to conduct their respective tasks as assigned under the Joint Research Plan, provided that Dynavax shall not be obligated to devote any resources to the Joint Research Programme in excess of the FTEs funded by AstraZeneca pursuant to Section 3.4. In addition, during the Research Term and under the direction and supervision of the JSC, each Party shall (a) perform or cause to be performed its obligations under the Joint Research Programme in good scientific manner and in compliance in all material aspects with all Applicable Law, and (b) allocate sufficient time, effort, equipment and skilled personnel to complete such activities successfully and promptly.

3.5.2	Facilities and Personnel. The Parties shall provide facilities, equipment and manpower that are reasonably necessary or useful to carry out the work to be

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undertaken under the Joint Research Programme. Each of the Parties may perform or cause to be performed its obligations under the Joint Research Programme at its own facilities or at those of its permitted subcontractors and Sublicensee(s), listed in Exhibit D, as applicable.

3.5.3	Use of Animals. Insofar as the Joint Research Programme involves the use of animals, each of AstraZeneca and Dynavax shall conduct all activities pursuant to the Joint Research Programme in accordance with any local laws and regulations applicable to the facility in which such activities occur and in accordance with the AstraZeneca policy on such use applicable at the Effective Date, a copy of which has been provided to Dynavax.

3.5.4	Subcontracting. Each Party shall be solely responsible for successfully completing its activities set forth in the Joint Research Plan. The Parties shall conduct and carry out all activities provided for under the Joint Research Programme through its employees at the site(s) identified under Section 3.5.2 unless and only to the extent the JSC approves the Party’s engaging a subcontractor to carry out a portion of such Research activities or, if applicable, approves a major outsourcing or collaboration agreement with a Third Party. Notwithstanding the foregoing, as of the Effective Date, each of Dynavax and AstraZeneca have agreed that Dynavax may engage the Persons listed on Exhibit D to perform the specified activities of Dynavax under the Joint Research Plan. Any permitted subcontractor shall be subject to the applicable terms and conditions of this Agreement, including Articles 6 and 13, and, upon a Party’s request, the other Party shall require each such subcontractor to enter into an undertaking, pursuant to which the terms and conditions of this Agreement shall apply directly between such subcontractor and AstraZeneca or Dynavax, as applicable, prior to disclosing to such subcontractor any of the other Party’s Confidential Information; provided, however, that the subcontracting Party shall remain ultimately responsible for the performance of its obligations under this Agreement. The costs incurred by Dynavax in subcontracting activities under the Joint Research

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Programme shall be borne by Dynavax, except as provided in the following two sentences. All JSC pre-approved external costs, if any, incurred by Dynavax in connection with its performance of its obligations under the Joint Research Programme throughout the Research Term, to the extent not included in the FTE Rate, shall be separately invoiced by Dynavax to AstraZeneca and reimbursed by AstraZeneca pursuant to Section 7.2. The Parties acknowledge that the FTE Rate does not include the costs or expenses of [ * ].

3.6	Materials and Information Transfer. Each Party shall, and shall cause its Affiliates to, [ * ], to the extent that they are legally permitted so to do, (a) provide to the other Party the materials or equipment specified from time to time in this Agreement or the Joint Research Plan, and (b) disclose and make available to the other Party, in whatever form such Party may reasonably request, all Background Technology and Collaboration Technology relating, directly or indirectly, to the Joint Research Programme, immediately after the Effective Date and thereafter immediately upon the earlier of the conception or reduction to practice, discovery, development or making of such Background Technology and Collaboration Technology. All such Background Technology and Collaboration Technology shall be used by the receiving Party only as permitted under the applicable license rights granted under Article 6 and subject to all other restrictions and obligations under this Agreement. Except as otherwise provided under this Agreement, all such Background Technology delivered to the other Party will remain the sole property of the supplying Party, will be used only in furtherance of and in accordance with this Agreement, and together with the Collaboration Technology will not be used or delivered to or for the benefit of any Third Party without the prior written consent of the supplying Party, and will be used in compliance with all Applicable Law, will be provided without any warranties, express or implied and the Party providing them shall obtain (or cause its Third Party collaborators to obtain or certify that they have obtained) all appropriate and required consents from the source of such Background Technology and Collaboration Technology. The Background Technology and Collaboration Technology supplied under this Agreement shall be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known. Without prejudice to the generality of the foregoing, if visits of either Party’s representatives to the other Party’s facilities are reasonably requested for purposes of transferring the Background Technology and Collaboration Technology to such Party or for purposes of such requesting Party to acquire expertise on the practical application of the Background Technology and Collaboration Technology or assisting on issues arising

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during the Research, the other Party will send appropriate representatives to the requesting Party’s facilities, provided that the requesting Party shall reimburse the other Party for its reasonable and verifiable expenses of travel and accommodations for such representatives.

3.7	Cooperation. Each Party shall cooperate with any and all reasonable requests for assistance from the other Party with respect to the activities under the Joint Research Programme, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of employment to consult with such other Party on issues arising in connection with the Joint Research Programme.

3.8	Regulatory Records. Dynavax and AstraZeneca each shall maintain, or cause to be maintained, records of its respective activities under the Joint Research Programme in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of its respective activities under the Joint Research Programme, and which shall be retained by such Party for at least [ * ] years after the termination of this Agreement, or for such longer period as may be required by Applicable Law. Subject to bona fide confidentiality obligations to a Third Party, each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records to the extent necessary for such Party to conduct its Research or perform its other obligations under this Agreement, or to secure or enforce Patents licensed under this Agreement.

3.9	Reports. Each Party assigned an obligation under the Joint Research Programme shall report to the JPT no less than [ * ], which report shall include a written progress report summarizing the work performed under the Joint Research Programme. The JPT shall define the format and the nature of the content of the [ * ] report, which format and nature shall be adopted by both Parties.

3.10	Lead Candidate Development Decision.

It is the objective of the Parties that [ * ] will be able to [ * ] within [ * ] days after the prioritization of the Lead Research Candidate and [ * ] thereto, whereby [ * ] will [ * ]. Upon written notice of such selection, the Parties shall conduct further

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research and characterization of the Lead Candidate with the objective of determining whether the Lead Candidate satisfies the criteria as a Candidate Drug, as specified in Exhibit A, together with any necessary further research and characterization of [ * ] by AstraZeneca as may reasonably be necessary, as determined by [ * ], to establish the relative merits of the selected Lead Candidate [ * ] so as to enable AstraZeneca to progress one such candidate to CD Nomination. The Parties may agree to extend any particular phase of the Joint Research Plan.

3.11	CD Nomination.

It is noted that [ * ] has the right, but not the obligation, to nominate all of the Lead Candidate [ * ] as CD’s pursuant to this Agreement. The first CD nominated shall be designated as the Lead CD and subject to the right to replace such CD as specified in Section 8.10 below, all subsequent Development or Commercialisation by AstraZeneca pursuant to this Agreement shall be directed at such Lead CD.

3.12	Overview of Joint Research Programme

3.12.1	The Joint Research Programme shall be conducted in accordance with the Joint Research Plan attached as Exhibit C hereto. Once a Dynavax ISS or a Collaboration ISS is designated a Candidate Drug [ * ], no further work shall be performed upon it pursuant to the Joint Research Programme, provided, however, if AstraZeneca desires Dynavax to perform further work on such Candidate Drug [ * ], Dynavax shall [ * ], provided that the Parties [ * ].

3.12.2	All rights to any Dynavax ISS or Collaboration ISS, other than the Candidate Drug [ * ], not selected for advancement in the Joint Research Programme shall revert immediately to Dynavax, and shall thereafter be Reverted ISS.

3.13	Selection of Compounds.The Parties acknowledge that [ * ] shall have the right in its sole discretion at any time during or after the Research Term, to determine which, if any, Dynavax ISS or Collaboration ISS to select for further Research and selection for CD Nomination and which CD to select for further Research, Development and Commercialization, under this Agreement. [ * ] shall without delay notify in writing [ * ], as applicable, of any such selections and decisions. For clarity, nothing in this Section 3.13 shall limit Dynavax’s rights to Reverted ISS. In particular, AstraZeneca shall have no rights to select a Reverted ISS for further Research, Development or Commercialization under this Agreement.

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4	Support and Management of the Joint Research Programme

4.1	Overview of the Management of the Joint Research Programme. The collaboration established by this Agreement shall be overseen by a Joint Steering Committee and a Joint Project Team, each of which, shall be established by the Parties after the Effective Date. Without limiting anything set forth in this Article 4, the Joint Steering Committee shall manage and steer the overall Collaboration and the Joint Project Team shall manage the day-to-day work within the Joint Research Programme during the Research Term. Following the CD Nomination Date, the Parties shall establish an Advisory Board to advise AstraZeneca in its Development and Commercialization of the CD, Product or any Combination Product.

4.2	Responsibilities of JPT. The Parties shall establish a Joint Project Team (the “JPT”) within ten (10) days following the Effective Date which shall be responsible for managing the day-to-day work within the Joint Research Programme and which shall report to the JSC. In particular, the responsibilities of the JPT shall include:

4.2.1	proposing the strategic research goals and directions for the Joint Research Programme;

4.2.2	preparing and proposing milestones, go/no go criteria and criteria for evaluation of the Joint Research Programme;

4.2.3	proposing the Joint Research Plan, Research Budget, Research Budget Variance and any amendments thereto;

4.2.4	monitoring the progress of the Joint Research Programme;

4.2.5	monitoring workflow and proposing the allocation of resources for carrying out the Joint Research Programme;

4.2.6	proposing priorities for the Joint Research Programme and in view of the capacities of the Parties;

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4.2.7	proposing prioritisation criteria for specific components under the Joint Research Programme, including setting proposed dates for experimental initiation and completion of each stage of the Joint Research Programme;

4.2.8	approving the Candidate Drug Target Profile using the criteria set forth in Exhibit A;

4.2.9	[ * ];

4.2.10	[ * ];

4.2.11	developing and proposing updates of the Joint Research Programme;

4.2.12	proposing any subcontractor or major outsourcing and/or collaboration agreements with Third Parties as appropriate;

4.2.13	proposing a publications strategy and preparing and proposing specific items related to the Joint Research Programme for publication; and

4.2.14	preparing and monitoring budgets for the Joint Research Programme in discussion with the JSC.

4.3	Formation of JPT. The JPT shall consist of [ * ] members who are employees of either Dynavax or AstraZeneca or their Affiliates, as applicable, with the requisite experience and seniority to enable them to make proposals on behalf of the Parties with respect to the Joint Research Programme, with equal numbers appointed by each respective Party, which shall include a Project Leader to be designated by each Party. The Project Leaders shall each be responsible for all day-to-day Joint Research Programme activities undertaken by the appointing Party and shall supervise and coordinate the work of all personnel engaged by each Party in the Joint Research Programme. Notwithstanding the foregoing, each Party shall continue to be responsible for performing the activities undertaken by it under the Joint Research Programme. Each Party shall have the right to replace its respective JPT representatives upon written notice to the other Party, provided that any such substitute representative shall be an employee of such Party or its Affiliates and shall have substantially the equivalent experience and seniority as the representative that such person replaces. Representatives of each Party other than the members of the JPT may attend JPT meetings at the invitation of either Party with the prior approval of the other Party, which approval shall not be unreasonably withheld.

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4.4	JPT Meetings. The JPT shall meet at least monthly and more frequently when required. The first JPT meeting will be held within twenty (20) days after the Effective Date and thereafter meetings will be held alternately at the offices of Dynavax and AstraZeneca unless the Parties agree on another location, or by teleconference or videoconference. A quorum of the JPT shall exist whenever there is present at a meeting each of the Project Leaders or their respective designees. The Project Leaders shall act as co-chairs for JPT meetings. In addition, the JPT may act without a formal meeting by a written memorandum signed by the Project Leaders. The JPT may also invite other personnel of the Parties to attend meetings of the JPT as appropriate to the agenda for such meeting, after giving notice to the other Party. Whenever any action by the JPT is required hereunder during a time period in which the JPT is not scheduled to meet, either Project Leader shall have the right to call a special meeting or the Project Leaders may cause the JPT to take the action without a meeting in the applicable time period. Any such additional meetings shall be held at places and on dates selected by the Project Leaders. The JPT may by unanimous consent, amend or expand upon the foregoing procedures for its internal operations.

4.5	JPT Decision Making : Disputes. All decisions of the JPT made pursuant to this Agreement shall be made by unanimous consent of its members. If for any reason the JPT cannot reach unanimity regarding a particular matter, then, such matter shall be resolved in a second meeting to be held within twenty (20) Business Days from the meeting in which the disputed matter has remained unresolved. In the event that the JPT is again unable to resolve the matter the disputed matter shall be promptly referred to the JSC for resolution.

4.6	JPT Minutes. The JPT shall keep accurate minutes of its deliberations, which minutes shall record all proposed decisions and all actions recommended or taken. Drafts of minutes shall be delivered to the Project Leaders within twenty (20) days after the respective meeting. The Parties, on an alternating basis, shall prepare and circulate the draft minutes. Draft minutes shall be edited by the Project Leaders and shall be issued in final form only with the approval and agreement of the Project Leaders.

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4.7	Dissolution of JPT . Following the termination or expiration of the Research Term the JPT shall be dissolved.

4.8	Responsibilities of JSC. The Parties shall establish a Joint Steering Committee (the “JSC”) within ten (10) days following the Effective Date, to oversee the initiation, planning and performance of the activities under the Joint Research Programme based on the proposals and activities of the JPT. In particular, the responsibilities of the JSC shall include:

4.8.1	approving the strategic research goals and direction for the Joint Research Programme;

4.8.2	approving the go/no go criteria and criteria for evaluation of the Joint Research Programme;

4.8.3	reviewing and approving the Research Project Plan, Research Budget, Research Budget Variance and any amendments thereto;

4.8.4	approving workflow and the allocation of resources for carrying out the Joint Research Programme taking into account each Party’s respective specific capabilities and expertise in order to avoid duplication and enhance efficiency and synergies;

4.8.5	approving priorities for the Joint Research Programme and capacities of the Parties;

4.8.6	approving prioritisation criteria for specific components under the Joint Research Programme, including setting proposed dates for experimental initiation and completion of each stage of the Joint Research Programme;

4.8.7	monitoring and ensuring timely execution of the Joint Research Programme, including compliance with budgets and timelines;

4.8.8	determining within [ * ] days of the completion of each stage of the Joint Research Programme whether the completion thereof has been successful and deciding whether or not to continue the Joint Research Programme into the next stage (i.e., making “stop/go decisions”);

4.8.9	[ * ]

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4.8.10	[ * ]

4.8.11	approving any significant changes to the staffing (FTE) levels or the funding of the Joint Research Programme;

4.8.12	approving any subcontractors or major outsourcing and/or collaboration agreements with Third Parties as appropriate;

4.8.13	ensuring timely and appropriate support in the filing of Patent applications;

4.8.14	approving the publications strategy and approving specific items for publication (including but not limited to articles, presentations and press releases);

4.8.15	resolving any issues that could not be resolved by the JPT; and

4.8.16	taking all other significant management decisions relating to the Joint Research Programme.

4.9	Formation of JSC. The JSC shall consist of [ * ] members who are employees of Dynavax or AstraZeneca or their Affiliates, as applicable, with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the Joint Research Programme, with equal numbers appointed by the respective Party, which shall include an Alliance Manager to be designated by each Party. The Alliance Managers shall each be responsible for supervising and coordinating the activities of the JPT and JSC pursuant to the Joint Research Programme. The Alliance Managers shall serve as the primary contacts for the Parties on all matters related to the Joint Research Programme. Notwithstanding the foregoing, each Party shall continue to be responsible for performing the activities undertaken by it under the Joint Research Programme. Each Party shall have the right to replace its respective JSC representatives upon written notice to the other Party, provided that any such substitute representative shall be an employee of such Party or its Affiliates and shall have substantially the equivalent experience and seniority as the representative that such person replaces. Representatives of each Party other than the members of the JSC may attend JSC meetings at the invitation of either Party with the prior approval of the other Party, which approval shall not be unreasonably withheld. From time to time, the JSC may establish subcommittees or subordinate

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committees (that may or may not include members of the JSC itself) to oversee particular projects or activities, and such subcommittees or subordinate committees shall be constituted and shall operate as the JSC agrees.

4.10	JSC Decision Making; Disputes. All decisions of the JSC made pursuant to this Agreement shall be made by unanimous consent of the Parties, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting. If for any reason the JSC cannot reach unanimity within [ * ] days following a JSC meeting at which a Party formally requests resolution of such matter, then except as set forth in Section 4.11, the matter shall be referred to and resolved in good faith by the [ * ] of AstraZeneca and the [ * ] of Dynavax. Any final decision mutually agreed to by the said senior managements of the Parties shall be in writing and shall be conclusive and binding on the Parties. If such resolution is unattainable by senior management within [ * ] days from the date the matter in dispute is first brought to the attention of the senior management of the Parties, the dispute shall be [ * ]; provided, however, that, if [ * ], then [ * ].

4.11	JSC Decisions Requiring Consent. Any [ * ] shall require the unanimous consent of the JSC. If the JSC fails to reach unanimous consent regarding any such change to the Joint Research Programme, then [ * ]. In addition, neither Party shall have any right to make any changes to the Joint Research Plan relating to the Research of Dynavax ISS and/or Collaboration ISS that would change the other Party’s [ * ], without the consent of the other Party.

4.12	JSC Meetings. Unless otherwise agreed, the JSC shall meet at least quarterly and more frequently when required. The first JSC meeting will be held within ninety (90) days after the Effective Date and thereafter meetings will be held alternately at the offices of Dynavax and AstraZeneca unless the Parties agree on another location, or by teleconference or videoconference. A quorum of the JSC shall exist whenever there is present at a meeting each of the Alliance Managers or their respective designees. A JSC representative for AstraZeneca shall chair the first JSC meeting and thereafter a JSC representative of the Party which is hosting such JSC meeting at its offices, will chair such meeting. In addition, the JSC may act without a formal meeting by a written memorandum signed by the Alliance Managers. The JSC may also invite other personnel of the Parties to attend meetings of the JSC as appropriate

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to the agenda for such meeting, after giving notice to the other Party. Whenever any action by the JSC is required hereunder during a time period in which the JSC is not scheduled to meet, either Alliance Manager shall have the right to call a special meeting or the Alliance Managers may cause the JSC to take the action without a meeting in the applicable time period. Any such additional meetings shall be held at places and on dates selected by the Alliance Managers. The JSC may by unanimous consent, amend or expand upon the foregoing procedures for its internal operations.

4.13	JSC Minutes. The JSC shall keep accurate minutes of its deliberations, which minutes shall record all proposed decisions and all actions recommended or taken, Joint Research Programme progress reports provided to the JSC pursuant to Section 5.1 , Collaboration Technology generated of interest in the Joint Research Programme and confirmation that Joint Research Programme Milestones have been reached. In particular, all Dynavax ISS and Collaboration ISS [ * ] selected and/or nominated during the Research Term and any Candidate Drug selected therefrom, shall be recorded in the minutes of the JSC. Drafts of minutes shall be delivered to the Alliance Managers within twenty (20) days after the respective meeting. The Parties, on an alternating basis, shall prepare and circulate the draft minutes. Draft minutes shall be edited by the Alliance Managers and shall be issued in final form only with the approval and agreement of the Alliance Managers of both Parties.

4.14	Dissolution of JSC. Following the expiration or termination of the Research Term, the JSC shall be dissolved and Dynavax shall provide AstraZeneca with consultation services as AstraZeneca may reasonably request for the continued Development and Commercialization of the Dynavax ISS and/or Collaboration ISS, the costs of which shall be managed in accordance with Section 8.9 below.

4.15	Advisory Board. Within thirty (30) days following the CD Nomination Date, the Parties shall establish an Advisory Board, which shall consist of [ * ] representatives of each Party and shall hold meetings no less frequently than every [ * ] months with the purpose of [ * ]. The Advisory Board shall [ * ] and its advice shall not in any way limit or restrict AstraZeneca’s rights and obligations pursuant to Article 8. The Advisory Board shall meet in person at offices of Dynavax and AstraZeneca unless the Parties agree on another location, or by teleconference or videoconference. The Advisory Board may invite other personnel of the Parties to attend meetings of the Advisory Board as appropriate after giving notice to the other Party. The Advisory Board shall dissolve upon the termination or expiration of this Agreement.

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4.16	Expenses . Dynavax and AstraZeneca each shall bear all expenses of its JPT, JSC and Advisory Board members related to such members’ participation and attendance at the JPT, JSC and/or Advisory Board meetings.

4.17	Access to Information. Each Party shall provide the JPT and JSC and their authorized representatives with reasonable access during regular business hours to all records and documents of such Party that are specific to the Research or further Development of the Product or any Combination Product and that the JPT and JSC may reasonably require in order to perform their obligations hereunder, subject to any bona fide obligations of confidentiality to a Third Party.

4.18	Joint Research Programme Guidelines.

4.18.1	General. In all matters related to the Joint Research Programme, the Parties shall be guided by [ * ], to further the Joint Research Programme and [ * ].

4.18.2	Independence. Subject to the terms of this Agreement, the activities and resources of each Party shall be managed by such Party, acting independently and in its individual capacity. The relationship between Dynavax and AstraZeneca is that of independent contractors and neither Party shall have the power to bind or obligate the other Party in any manner, other than as is expressly set forth in this Agreement.

5	Reports

5.1	Joint Research Programme Progress Reports. No later than [ * ] business days prior to each quarterly JSC meeting, the JPT shall prepare quarterly update reports for presentation at JSC meetings. Such reports shall provide the JSC with a detailed written progress report in English containing information on the status of the Research efforts and any [ * ] and not previously reported to the JSC. The JSC may provide further instructions on the timing and content of these reports.

5.2	Copyrights. Copyrights to reports provided for hereunder shall be jointly owned by the Parties. Neither Party shall, without the prior written approval of the other Party, attribute to the other Party any abstract or interpretation of any such report for sales or promotion purposes.

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5.3	AstraZeneca Reports . Upon dissolution of the JSC pursuant to Section 4.14, AstraZeneca shall provide the Advisory Board with [ * ] progress reports containing information on AstraZeneca Development and Commercialization activities in accordance with Sections 8.2 and 8.4.

6	Ownership and Grant of Rights

6.1	Ownership of Collaboration Technology. The Parties shall jointly own all Collaboration Technology, with each Party owning an undivided half interest in such Collaboration Technology and, subject to the exclusive licences granted herein, each having the right to use and to license such Collaboration Technology for any purpose without a duty of accounting or obtaining consent from the other Party. Each Party shall promptly disclose to the other Party in writing the development, making, conception or reduction to practice of any Collaboration Technology, and shall, and does hereby, assign, and shall cause its Affiliates and its and their employees and agents, as applicable, to so assign, to such other Party, without additional compensation, such right, title and interest in and to any Collaboration Technology, as is necessary to fully effect the joint ownership provided for in the foregoing sentence.

6.2	Licences to AstraZeneca. Subject to the terms of this Agreement, Dynavax hereby grants to AstraZeneca the following:

6.2.1	a worldwide, co-exclusive (with Dynavax), royalty-free license, without the right to sublicense except to Affiliates, under the Dynavax Technology solely to perform AstraZeneca’s portion of the Research obligations under this Agreement with respect to any Dynavax ISS, Collaboration ISS, CD, Product and Combination Product in the Field and in the Territory; and

6.2.2	a worldwide, royalty bearing license, with the right to sublicense as set forth in Section 6.6, under the Dynavax Technology and Dynavax’s rights and interest in the Collaboration Technology, to make, have made, use, offer for sale, sell and import the Product, and/or Combination Product(s) in the Field and in the Territory. The foregoing license shall be exclusive (even as to Dynavax) except that AstraZeneca hereby acknowledges that Dynavax reserves the right to [ * ]. In the event that [ * ]. If Dynavax [ * ].

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Notwithstanding the above licences, it is noted that AstraZeneca shall have no right to make, have made, use, offer for sale, sell and import the CDs or any products incorporating such CDs, outside of the Field in the Territory.

The Parties acknowledge that, at any time after the First Commercial Sale of the Product or a Combination Product, such Product or Combination Product may be used by end users outside the Field. The Parties agree that such use shall not be deemed a breach by AstraZeneca of this Agreement, provided that AstraZeneca does not at any time, without the prior written consent of Dynavax, [ * ].

For the avoidance of doubt, the licenses granted to AstraZeneca in this Section 6.2 convey no rights with respect to any ISS Controlled by Dynavax other than the Dynavax ISS and Collaboration ISS.

6.3	Licence to Dynavax. Subject to the terms of this Agreement, AstraZeneca hereby grants to Dynavax a worldwide, fully paid, non-exclusive license, with the right to sublicense, under the AstraZeneca Technology and AstraZeneca’s rights and interest in the Collaboration Technology solely to perform Dynavax’s portion of the Research obligations under this Agreement with respect to Dynavax ISS and Collaboration ISS, CDs, Product and Combination Products in the Field and in the Territory. In addition, AstraZeneca hereby grants to Dynavax, a worldwide, non-exclusive, royalty-free license under the AstraZeneca Technology and AstraZeneca’s rights and interest in the Collaboration Technology to make, have made, use, offer for sale, sell and import Reverted ISS and products comprising Reverted ISS (i) for use outside the Field during the Term, but, in accordance with the limitation specified in Section 6.5, excluding the right to make, have made, use, offer for sale, sell and import Reverted ISS and products comprising Reverted ISS for use in any Dynavax existing or future allergic respiratory disease programme, and (ii) for use inside and outside of the Field following the Term if this Agreement is terminated for any reason other than by AstraZeneca pursuant to Section 20.5 (breach by Dynavax or other similar events specified therein).

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Notwithstanding the above licences, it is noted that during the Term, Dynavax shall have no right to make, have made, use, offer for sale, sell and import the CDs or any products incorporating such CDs, inside or outside of the Field in the Territory, unless and until such CD becomes a Reverted ISS.

6.4	Third Party Licences.

6.4.1	The Parties, through the JPT and JSC, as appropriate, shall discuss whether licences under Third Party technology are necessary for the Research. If during the Research Term, the JSC agrees that such a Third Party licence is necessary, then, AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to negotiate and obtain a licence from such Third Party. If AstraZeneca incurs Third Party [ * ] licence expenses as a result of [ * ], such costs relating to [ * ] may be recovered in part pursuant to the royalty-offset provision of Article 10 at AstraZeneca’s sole discretion, and such costs relating to Third Parties [ * ] may be recovered in part pursuant to the royalty-offset provision of Article 10, subject to the prior written consent of Dynavax, [ * ].

6.4.2	If, in the opinion of AstraZeneca, following discussion with the Advisory Board, the Development and/or Commercialization of the Dynavax ISS, Collaboration ISS, CDs, Product or Combination Products by AstraZeneca, its Affiliates or any of their Sublicensees infringes or misappropriates any Patent or any Intellectual Property Right of a Third Party in any country, such that AstraZeneca or any of its Affiliates, Distributors or Sublicensees cannot Develop and/or Commercialize the Dynavax ISS, Collaboration ISS, CDs or the Product or any Combination Product(s) in such country without infringing the Patent or intellectual property right of such Third Party (a “Triggering Event”), then, AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to negotiate and obtain a licence from such Third Party as necessary for AstraZeneca and its Affiliates and Sublicensees to Develop and/or Commercialize the Dynavax ISS, Collaboration ISS, CDs, Product and any Combination Product(s) in such country. Nothing contained in this Section 6.4.2 shall be construed to limit AstraZeneca’s right to terminate this Agreement pursuant to Section 20.3. If AstraZeneca incurs

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Third Party [ * ] licence expenses as a result of [ * ], such costs relating to [ * ] may be recovered in part pursuant to the royalty-offset provision of Article 10 at AstraZeneca’s sole discretion and such costs relating to Third Parties [ * ] may be recovered in part pursuant to the royalty-offset provision of Article 10, subject to the prior written consent of Dynavax, [ * ].

6.5	Exclusivity.

6.5.1	During the Term, each Party and its respective Affiliates shall not, directly or indirectly, by itself or with any Third Party, conduct research on, develop or commercialize in the Field any ISS other than the selection, Research, Development and Commercialization of Dynavax ISS and/or Collaboration ISS and/or CDs and/or Product and/or Combination Products in the Field pursuant to this Agreement.

6.5.2	Dynavax acknowledge that as a necessary pre-requisite of AstraZeneca being able to benefit from the licence rights granted pursuant to Section 6.2, it is appropriate and acceptable for Dynavax and its Affiliates to refrain from conducting research on, developing, commercialising, making, having made, using, offering for sale, selling and importing the Reverted ISS in the treatment of human patients who have Asthma, COPD, and/or respiratory allergies. Accordingly for such time as AstraZeneca is Researching, Developing or Commercialising a Dynavax ISS, Collaboration ISS, CD, Product or Combination Product pursuant to this Agreement, Dynavax and its Affiliates shall not, by themselves or with any Third Party, utilise any of the Reverted ISS within any existing or future Asthma, COPD, and/or respiratory allergy research, development and commercialisation programme.

6.5.3	The Parties acknowledge that all restrictions contained in this Section 6.5 are reasonable, valid and necessary for the adequate protection of the Product or any Combination Product(s) and that neither AstraZeneca nor Dynavax would have entered into this Agreement with out the protection afforded it by this Section 6.5.

6.5.4	AstraZeneca’s exclusive position granted by Section 6.2 shall expire with respect to the Product and each separate Combination Product, on a country-

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by-country basis, on the date when AstraZeneca’s obligation to pay royalties with respect to such Product or Combination Product (as appropriate) expires. Upon expiry of AstraZeneca’s exclusive position with respect to the Product or any Combination Product in a country, AstraZeneca’s licence with respect to such Product or Combination Product in such country shall become non-exclusive, fully paid-up, perpetual and irrevocable and the Net Sales of such Product or Combination Product in such country shall be excluded from the royalty calculations in Article 10 (including the thresholds and ceilings). AstraZeneca and its Affiliates and Sublicensees shall be allowed to continue Developing and Commercializing such Product or Combination Product and using all related Patents, Know-How and Information in connection therewith on a [ * ] basis in such country with [ * ].

6.5.5	During the Term, in line with Dynavax’s representation and warranty in

Section 18.1.6, Dynavax and/or any of its Affiliates covenant:

(a)	not, anywhere in the world, to institute or prosecute (or in any way aid any Third Party in instituting or prosecuting), at law or in equity, any claim, demand, action or cause of action for damages, costs, expenses or compensation, or for an enjoinment, injunction, or any other equitable remedy, against AstraZeneca, its Affiliates, Sublicensees, suppliers, Distributors, vendors or customers alleging the infringement by AstraZeneca in its Development and Commercialization in accordance with this Agreement of Dynavax ISS, Collaboration Technology, CDs, or Products or Combination Product(s), of any Patent that claims an invention that is based on, derived from or otherwise relates to the Collaboration Technology or the Background Technology of a Party and is Controlled by Dynavax or its Affiliates;

(b)	not, anywhere in the world, to grant any rights or licences to any Third Party which are contrary to or inconsistent with the rights and licences granted to AstraZeneca and its Affiliates pursuant to this Agreement; and

(c)	notwithstanding Dynavax’s representation and warranty in Section 18.1.6, in the event of any inadvertent grant of rights or licences to any

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Third Party which are, or subsequently become, contrary to or inconsistent with the rights and licences granted to AstraZeneca and its Affiliates pursuant to this Agreement, to [ * ], with the aim of ensuring that, [ * ], the rights and licences accorded to AstraZeneca supersede any conflicting rights and licences of Third Parties. Dynavax shall also offer full cooperation to allow AstraZeneca to [ * ].

6.6	Sublicences. AstraZeneca shall have the right to grant sublicences, through multiple tiers of sublicensees, under the licences granted in Section 6.2.1 and 6.2.2, to (a) its Affiliates and (b) to any other Person, provided, however, that AstraZeneca shall first obtain the written consent of Dynavax before granting a sublicence under the licences granted in Section 6.2 for the Research, Development or Commercialization of Dynavax ISS, Collaboration ISS, CDs, the Product or any Combination Product(s) in [ * ], except for sublicences limited to [ * ]. Where AstraZeneca grants a sublicense to a Person, which is not an Affiliate of AstraZeneca, and such Person is not a Distributor, that Person shall be a “Sublicensee” for purposes of this Agreement. AstraZeneca shall use Commercially Reasonable Efforts to ensure that all Persons to which it grants sublicences comply with all terms and conditions of this Agreement. In all countries outside of the Major Markets, AstraZeneca shall give written notice to Dynavax promptly following each sublicence granted hereunder, identifying the Sublicensee and the rights granted.

6.7	Distributors. AstraZeneca shall have the right, in its sole discretion, to appoint its Affiliates, and AstraZeneca and its Affiliates shall have the right, in their sole discretion, to appoint any other Persons, to distribute, market and sell the Product or any Combination Products (with or without packaging rights) in circumstances where the Person purchases its requirements of Product or Combination Products from AstraZeneca or its Affiliates but does not otherwise make any royalty or other payment to AstraZeneca with respect to its intellectual property rights. In the event that AstraZeneca or its Affiliates so appoint a Person and such Person is not an Affiliate of AstraZeneca, that Person shall be a “Distributor” for purposes of this Agreement. The term “packaging rights” in this Section 6.7 shall mean the right for the Distributor to [ * ].

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Except with the consent of Dynavax, [ * ], AstraZeneca, its Affiliates and Sublicensees shall not sell Product or Combination product in unfinished form (in that it requires further filling or finishing) in any country of the [ * ].

6.8	Confirmatory Patent Licences. Dynavax shall if requested to do so by AstraZeneca immediately enter into confirmatory licence agreements in the form or substantially the form set out in Exhibit F for purposes of recording the licences granted under this Agreement with such Patent Offices in the Territory as AstraZeneca considers appropriate. Until the execution of any such confirmatory licences, so far as may be legally possible, Dynavax and AstraZeneca shall have the same rights in respect of the licensed Patents and be under the same obligations to each other in all respects as if the said confirmatory licences had been executed.

7	Research Funding

7.1	Funding. Each Party shall assume responsibility for its own costs and expenses for the Joint Research Programme with the sole exception that AstraZeneca shall provide funding to Dynavax to support Dynavax’s efforts under the Joint Research Programme. During each contract year of the Research Term, AstraZeneca shall pay Dynavax an amount equal to the FTE Rate multiplied by the number of FTEs set forth in Section 3.4 for such year.

7.2	Invoices; Reconciliation.

7.2.1	Each funding amount set forth in Section 7.1 above shall be paid to Dynavax [ * ]. AstraZeneca shall make its first such payment within [ * ] days of the Effective Date (subject to receipt by AstraZeneca of an invoice in respect of such payment) and each subsequent payment on the [ * ] of each contract quarter during the Research Term (subject to receipt by AstraZeneca of an invoice in respect of each such payment).

7.2.2	In addition to the advance payment set forth in Section 7.2.1, and subject to the JSC’s approval of any subcontractor or major outsourcing agreement other than those Persons listed on Exhibit D hereto, any external costs or expenses incurred by Dynavax in connection with its performance of its obligations under the Joint Research Programme and not already included within the FTE Rate, shall be separately invoiced to AstraZeneca and reimbursed on a pass-

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through basis. Dynavax shall submit such invoice within [ * ] days after the end of the relevant quarter in which such pass- through expenses were incurred. AstraZeneca shall reimburse such expense within [ * ] days after the date of receipt by AstraZeneca of the invoice.

7.2.3	Within [ * ] Business Days after the end of each contract quarter during the Research Term, Dynavax shall report to AstraZeneca Dynavax’s actual FTEs involved in the Research during such quarter. Within [ * ] days after AstraZeneca’s receipt of such report, the JSC shall direct the remittance between the Parties of an amount to effectuate the difference between the advance payment made by AstraZeneca and the actual Dynavax FTEs involved in the research during the applicable quarter. Any such payment shall be made, in any event, within [ * ] days of the date that the JSC directs the remittance.

7.3	Records Retention; Audit.

7.3.1	Dynavax shall keep or cause to be kept accurate records or books of account in accordance with applicable generally accepted accounting principles that, in reasonable detail, fairly reflect the reimbursable Joint Research Programme expenses. Such books and records shall be maintained by Dynavax for at least [ * ] years following the end of the calendar year to which they pertain.

7.3.2	Upon the written request of AstraZeneca, Dynavax shall permit a certified public accountant or a person possessing similar professional status and associated with an independent accounting firm reasonably acceptable to the Parties to inspect during regular business hours and no more than once a year and going back no more than [ * ] years after receipt of the respective invoice and report pursuant to Section 7.2, all or any part of Dynavax’s records and books necessary to verify such invoices and reports. The accounting firm shall enter into appropriate obligations with Dynavax to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to Dynavax and AstraZeneca only whether such invoices and reports are correct and details concerning any discrepancies, but no other information shall be disclosed to AstraZeneca. The charges of the accounting firm shall be paid by AstraZeneca, except that if the reimbursable Joint Research

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Programme expenses have been overstated by more than [ * ], the charges shall be paid by Dynavax. Any overpayment of Joint Research Programme by AstraZeneca revealed by an examination and review shall be fully-creditable against future Joint Research Programme expenses under Section 7.2 and AstraZeneca shall submit any underpayment so discovered within [ * ] days of receipt by AstraZeneca of an invoice in respect of such underpayment.

7.4	Projected Cost Reports. During the Research Term and within [ * ] days after the end of each calendar quarter, Dynavax shall provide the JSC with an [ * ] projected cost report including: FTE hours, reimbursable Joint Research Programme expenses and expected milestone payments by quarter.

8	Development and Commercialization

8.1	Overview. Subject to Dynavax’s option to co-promote Product in accordance with Section 8.5, AstraZeneca shall have sole responsibility for all Development and Commercialization of CDs, Product and Combination Products, including the clinical and commercial manufacturing and supply thereof.

8.2	Development of Product. AstraZeneca shall be responsible for carrying out the Development of any CDs, the Product and any Combination Product. The Development of any CD, the Product or Combination Product(s) shall each be governed by a development plan that describes the proposed overall program of Development (the “Development Plan”). AstraZeneca shall have the sole right and responsibility for preparing and maintaining the Development Plan for the CD, Product or any Combination Product; provided, however, AstraZeneca shall consider in good faith the comments of Dynavax as provided through the JSC and/or Advisory Board as further described below. The Development Plan shall include general information on AstraZeneca’s development activities in the previous twelve (12) months and a summary of the activities planned in the next twelve (12) months, together with a timetable of planned and actual submissions for Health Registration Approvals. AstraZeneca shall promptly deliver a summary copy of each Development Plan, and updates, to the members of the JSC, and after its disbandment, to the Advisory Board. AstraZeneca shall use Commercially Reasonable Efforts to conduct any Development of Product or any Combination Product in compliance in all material aspects with the requirements under all Applicable Laws

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8.3	Regulatory Affairs and Information Exchange

8.3.1	With regard to sharing of Regulatory Documentation and Regulatory Filings, each Party shall provide the other Party with reasonable access, and shall provide the other Party with sufficient rights to reference and use in association with exercising its rights and performing its obligations under this Agreement, all of its, its Affiliates’ and their respective suppliers’ Regulatory Documents, Regulatory Filings, and Health Registration Approvals for Product or any Combination Product.

8.3.2	Consistent with the Development Plan, but subject to the remainder of this Section 8.3, AstraZeneca shall be responsible for developing Regulatory Documentation and preparing and submitting Regulatory Filings, seeking Health Registration Approvals, and maintaining Health Registration Approvals for Product or any Combination Product, including preparing all reports necessary as part of an IND, NDA, MAA, DMF, BLA or other necessary filing reasonably required for Health Registration Approval.

8.3.3	Dynavax, at its sole cost and expense (but subject to the reimbursement provisions of this Section 8.3.3), will provide AstraZeneca with all reasonable assistance required in order to transfer the Know-How to AstraZeneca in a timely manner or assist AstraZeneca with respect to the Development and Commercialization of the Dynavax ISS and/or Collaboration ISS and/or CD and/or the Product and/or the Combination Product(s) (if any). AstraZeneca shall reimburse, pursuant to Section 7.1, all reasonable, AstraZeneca pre-approved, FTE costs incurred by Dynavax in connection with such technical assistance, and shall reimburse any and all external costs incurred by Dynavax in connection with such technical assistance pursuant to Section 7.2. Without prejudice to the generality of the foregoing, if visits of Dynavax’s representatives to AstraZeneca’s facilities are reasonably requested by AstraZeneca for purposes of transferring the Dynavax KnowHow to AstraZeneca or for purposes of AstraZeneca acquiring expertise on the practical application of the Dynavax Know-How or assisting on issues arising

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during such Development or Commercialization, Dynavax will send appropriate representatives to AstraZeneca’s facilities, provided that AstraZeneca shall reimburse Dynavax, in addition to the FTE costs of such Dynavax representatives, at the FTE Rate defined in Section 1.52, for its reasonable and verifiable expenses of travel and accommodations for such representatives.

8.3.4	AstraZeneca shall keep Dynavax informed on an ongoing basis regarding the schedule and process for Regulatory Documents and Regulatory Filings. AstraZeneca shall prepare all responses to correspondence that are received from any regulatory agency relating to any Regulatory Documents and any Regulatory Filing. If and when a Health Registration Approval is obtained in any country of the Territory, AstraZeneca shall promptly inform Dynavax of such Health Registration Approval.

8.3.5	In conducting any Development activities hereunder, AstraZeneca shall use Commercially Reasonable Efforts to ensure that its employees, agents, clinical institutions and clinical investigators comply with all FDA statutory and regulatory requirements with respect to the CDs, Product or any Combination Product, including but not limited to: the Federal Food, Drug and Cosmetic Act, as amended (FFDCA), the Public Health Service Act (PHSA), regulatory provisions regarding protection of human subjects, financial disclosure by clinical investigators, Institutional Review Boards (IRB), GCP, GLP, IND regulations, and any conditions imposed by a reviewing IRB or the FDA.

8.4	Commercialization of Product and Combination Product. Subject to Dynavax’s option to co-promote Product with AstraZeneca in the United States of America, AstraZeneca shall have exclusive rights throughout the Territory over the Commercialization of all Product and Combination Product(s), including the supply of Product or Combination Product for use in all such Commercialization activities. AstraZeneca shall keep Dynavax informed about all of AstraZeneca’s efforts to Commercialize the Product or any Combination Product, including summaries of AstraZeneca’s, and its Sublicensees’ marketing plans, as updated, and significant developments in the Commercialization of the Product and/or Combination Product(s).

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8.5 Dynavax Option to Co-Promote in the United States AstraZeneca recognises that Dynavax wishes to increase its capability for developing and commercialising pharmaceutical products in the future. Following written notice from AstraZeneca that it has decided to [ * ], Dynavax shall have an option to negotiate with AstraZeneca terms under which Dynavax may co-promote the Product in the United States of America. In order for Dynavax to be eligible to co-promote Product in the United States of America, Dynavax must [ * ].

In the event that Dynavax [ * ] and wishes to commence discussions with AstraZeneca to co-promote Product in the United States of America, Dynavax shall notify AstraZeneca in writing. The Parties shall meet to discuss such co-promotion in the United States of America within [ * ] days after receipt by AstraZeneca of such notification.

The Parties shall thereafter [ * ]. If the Parties agree on such terms, the Parties shall seek to enter into a written co-promotion agreement including mechanisms for participation and reward commensurate with the contributions of each Party. [ * ]. In no event shall Dynavax’s promotional effort exceed [ * ] of the total estimated promotional effort in the United States of America without AstraZeneca’s prior written agreement.

In the event that the Parties enter into a written co-promotion agreement pursuant to this Section 8.5, Dynavax shall be legally responsible and liable for the actions, omissions and conduct of all members of its sales force and other employees providing services thereunder. Dynavax shall ensure that all such persons comply with:

8.5.1	all federal, state and local laws, and the rules, regulations, guidelines and guidances of all agencies, in effect from time to time applicable to the marketing, promotion, distribution and sale of the product in the United States of America, including, but not limited to (a) the American Medical Association Guidelines on Gifts to Physicians from Industry and (b) the PhRMA Code on Interactions with Healthcare Professionals; and

8.5.2	AstraZeneca’s US business policies, as amended from time to time by AstraZeneca.

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8.6	Pricing, Price Approvals and Product Distribution. AstraZeneca shall determine the overall pricing strategy for the Product or any Combination Product in the Territory. AstraZeneca shall obtain such Product and/or Combination Product pricing approvals as may be required and arrange for distribution of the Product or Combination Product in each applicable country in the Territory.

8.7	Sales and Inventory. AstraZeneca shall be responsible for booking sales, stocking inventory for itself and its Sublicensees, distributing Product and Collaboration Product(s) and collecting accounts receivable.

8.8	Advertising and Education.

8.8.1	AstraZeneca shall be responsible for developing or having developed advertising and education materials for the Product or any Combination Product(s). AstraZeneca shall have the authority to select Trademarks for the Product and Combination Products and shall own all Trademarks in accordance with Article 17.

8.8.2	If any written and visual promotion or educational materials for the Product or any Combination Product refer to or identify either of the Parties, AstraZeneca and Dynavax shall both be presented and described. Any such materials that specifically refer to any Party shall be subject to prior review and comment by that Party. All labelling, documentary information, promotional material and oral presentations (where practical) regarding the detailing and promoting of the Product or any Combination Product shall display the names and logos of each Party.

8.8.3	Notwithstanding the foregoing, Sections 8.8.1 and 8.8.2 are subject to the requirements of Applicable Laws of each country in which such materials are presented or in which such the Product or any such Combination Product is Commercialized.

8.9	Development and Commercialization Costs. Except as otherwise specified in Section 8.5 above, AstraZeneca shall be responsible for all costs associated with the Development and Commercialization of any CDs, the Product or any Combination Product. If AstraZeneca requests Dynavax’s assistance with certain tasks related to the Development or Commercialization of any CDs, the Product or any Combination

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Product, and Dynavax agrees to assist, then AstraZeneca shall reimburse Dynavax for any reasonable costs Dynavax should incur associated with such tasks. Within [ * ] days after the end of each calendar quarter, Dynavax shall submit to AstraZeneca an accounting of all costs Dynavax incurs pursuant to the Development or Commercialization of any CDs, the Product or any Combination Product during that quarter. Such summary may include an allocation of time spent by Dynavax personnel in conducting such Development or Commercialization activities, that shall be reimbursed at the FTE Rate. AstraZeneca shall on a quarterly basis, within [ * ] days after the end of each quarter, prepare and submit to Dynavax a reimbursement of the costs incurred by Dynavax, subject to receipt by AstraZeneca of an invoice in respect of such payment.

8.10	Diligence Obligations.

8.10.1	AstraZeneca shall use Commercially Reasonable Efforts to Develop and Commercialise the Lead CD or Product during the Term of this Agreement. Specifically, but not in limitation of the foregoing, AstraZeneca shall use Commercially Reasonable Efforts to achieve the following objectives (the “Diligence Objectives”):

(a)	to fulfil AstraZeneca’s Research obligations under the Joint Research Plan for any Dynavax ISS or Collaboration ISS according to timelines agreed upon by the JSC;

(b)	if at any time AstraZeneca determines that it will cease Development of the Lead Candidate Drug or any Lead CD, then AstraZeneca shall choose another CD, or shall make a CD Nomination from the [ * ], for Development within [ * ] months of such determination;

(c)	to endeavour to complete the Development of the Lead CD or Product in a way which [ * ]; and

(d)	to endeavour to [ * ];

provided, however, that such obligations are expressly conditioned upon Dynavax and its Affiliates performing their respective obligations hereunder and such obligations of AstraZeneca shall be delayed or suspended as long as

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any such condition exists. Further, Dynavax acknowledges and agrees that nothing in this Section 8.10 is intended, or shall be construed, to require AstraZeneca to Develop or Commercialise a specific CD as the Lead CD or Product, or a specific Combination Product, if the Product does not proceed. In the event that AstraZeneca decides to discontinue the Development or Commercialization of any CD as the Lead CD or the Product in favour of another CD, or if it decides to discontinue the Development or Commercialization of the Product in favour of a Combination Product its obligations under this Section 8.10 shall cease with respect to such initial CD or the Product (as appropriate) in favour of such other CD or Combination Product. AstraZeneca shall perform its obligation under this Section 8.10 in good scientific manner and in compliance in all material respects with all Applicable Law. Upon satisfaction of its obligations under this Section 8.10, AstraZeneca shall be deemed to satisfy all diligence obligations owed to Dynavax hereunder, whether contractually or under Applicable Law, with respect to the Development or Commercialization of the CDs, Product or a Combination Product, and shall have no other obligation, express or implied, to Develop or Commercialize any CD, Product or any Combination Product.

8.10.2	Dynavax shall use Commercially Reasonable Efforts to fulfil Dynavax’s Research obligations under the Joint Research Plan for any Dynavax ISS or Collaboration ISS according to timelines agreed upon by the JSC.

8.10.3	It is recognised that the process of drug development is uncertain and the [ * ].

8.11	Breach of Diligence Obligations.

8.11.1	Notification and Meeting. If at any time Dynavax has a reasonable basis to believe that AstraZeneca is in material breach of its material obligations under Section 8.10, then Dynavax shall so notify AstraZeneca, specifying the basis for its belief, and the Parties shall meet within [ * ] days after such notice to discuss in good faith Dynavax’s concerns and AstraZeneca’s Development and Commercialisation plans with respect to any CD, the Product or any Combination Product.

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8.11.2	Right of Arbitration. If, after such good faith discussions, (a) AstraZeneca is in material breach of its material obligations under Section 8.10, and (b) AstraZeneca does not take reasonable steps designed to rectify such breach within [ * ] days of meeting with Dynavax pursuant to Section 8.11.1 (or, if such failure cannot be rectified within such [ * ]-day period, if AstraZeneca does not commence actions to rectify such breach within such period and thereafter diligently pursue such actions) the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between representatives of each Party having decision-making authority (subject only to Board of Directors’ or equivalent approval, if required). All such discussions under this Section 8.11.2 shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the matter is not resolved within [ * ] days following the request for discussions, Dynavax may thereafter commence a special arbitration pursuant to Section 24.13 in respect of such matter.

8.12	Reversion; Abandonment.

8.12.1	In the event that AstraZeneca abandons or puts the development of a Lead CD on hold for a consecutive period of time exceeding [ * ] months or an aggregate period of time exceeding [ * ] months in any [ * ]-month period, and during such period [ * ], then AstraZeneca shall notify Dynavax in writing. Dynavax may (but is not so obligated), within [ * ] months from receipt of such notification, provide written notice to AstraZeneca requesting that such Lead CD become a Reverted ISS and cease to be a Collaboration ISS or CD. Upon receipt of such notice by AstraZeneca, such CD shall be included in the license grant under Section 6.3.

For the avoidance of doubt, the foregoing time periods shall not include any period of time during which AstraZeneca is [ * ]. AstraZeneca shall have the right to satisfy its obligations under this Section 8.12 through one or more Affiliates, Sublicensees or subcontractors.

8.12.2	In the event that Dynavax fails to make a written request to AstraZeneca pursuant to Section 8.12.1, within [ * ] months following the date on which

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Dynavax received from AstraZeneca the written notice referred to in the first sentence of such Section 8.12.1, AstraZeneca shall be under no further obligation to grant Dynavax any license or other rights to such CD or to make any such above said assignments and AstraZeneca shall retain its exclusive rights and ownership to such CD pursuant to Article 6.

8.12.3	In the event of any abandonment of a CD by AstraZeneca and reversion to Dynavax pursuant to Section 8.12.1, AstraZeneca shall, [ * ]; provided, however, that Dynavax’s above said rights shall be subject to [ * ].

9	Milestone Payments

9.1	Total Obligation. Unless the Parties agree in writing otherwise, the access fee, milestone payments and royalty payments payable by AstraZeneca to Dynavax pursuant to this Article 9 and Article 10, taken together with the funding to be provided by AstraZeneca to Dynavax pursuant to Article 7, represent all of AstraZeneca’s financial obligations to Dynavax hereunder and Dynavax shall not be entitled to any additional compensation or remuneration from AstraZeneca under this Agreement.

9.2	Access Fee. AstraZeneca shall pay to Dynavax within ten (10) days following the Effective Date an access fee of ten million US Dollars ($10,000,000) subject to receipt by AstraZeneca of an invoice in respect of such payment. Such access fee shall be non-refundable and non-creditable against future milestones and royalties payable pursuant to this Agreement.

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9.3	Joint Research Programme Milestones. AstraZeneca shall pay to Dynavax a milestone payment in respect of each of the following Research and Development events in the particular amounts specified below (in each case subject to receipt of an invoice in respect of each such payment) no later than [ * ] days following the occurrence of such milestone event as reasonably determined by AstraZeneca or the JSC as applicable (whether such milestone event is achieved by AstraZeneca, its Affiliate or any of their respective Distributors or Sublicensees) (each a “Joint Research Programme Milestone”). AstraZeneca shall make the corresponding non-refundable and non-creditable payments to Dynavax, as follows:

9.3.1	four million five hundred thousand US Dollars ($4,500,000) within [ * ] days following the first CD Nomination Date;

[ * ]

9.4	Development Milestones. AstraZeneca shall pay to Dynavax a milestone payment in respect of each of the following events in the particular amounts specified below (in each case subject to receipt of an invoice in respect of each such payment) no later than [ * ] days following the first occurrence of such milestone event (whether such milestone event is achieved by AstraZeneca, its Affiliate or any of their respective Sublicensees) (each a “Development Milestone”), AstraZeneca shall make the corresponding non-refundable and non-creditable payments to Dynavax, as follows:

[ * ]

9.5	Milestone Payments. Each of the payments in relation to the Joint Research Programme Milestones set forth under Section 9.3 and Development Milestones set forth under Section 9.4 shall be made by AstraZeneca no more than once under this Agreement, collectively together with the Access Fee set forth in Section 9.2, amounting to an aggregate maximum amount of [ * ], irrespective of the number of CDs that have achieved the milestone events set forth in Sections 9.3 and 9.4 or the number of countries or Major Markets in which such milestone events have been achieved. AstraZeneca shall promptly notify Dynavax in writing of the achievement of any milestone; provided that AstraZeneca’s failure to do so shall not be construed as the non-occurrence of any milestone event.

10	Royalty Payments and Other Payment-Related Provisions

10.1	Royalties . AstraZeneca shall pay Dynavax a running royalty on Net Sales where the royalty rate is determined based on the aggregate amount of Annual Net Sales for the Product and any Combination Product in the Territory occurring in the particular calendar year as follows:

10.1.1	[ * ] on the portion of Annual Net Sales not exceeding [ * ]; and

10.1.2	[ * ] on the portion of Annual Net Sales exceeding [ * ] but not exceeding [ * ]; and

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10.1.3	[ * ] on the portion of Annual Net Sales exceeding [ * ] but not exceeding [ * ]; and

10.1.4	[ * ] on the portion of Annual Net Sales exceeding [ * ].

As used herein, “Annual Net Sales” means the Net Sales made during a given calendar year.

The calculation of royalties under this Section 10.1 shall be conducted as aggregate Net Sales for all Product and Combination Products for the applicable calendar year.

10.2	Combination Products. With respect to Combination Products, the Annual Net Sales used for the calculation of the royalties under Section 10.1 shall be determined as follows:

A	x	Net Sales of the Combination Product, where:
A - B

A =		Standard sales price of the Product, containing the same amount of Dynavax ISS or Collaboration ISS as the sole active ingredient as the Combination Product in question, in the given country.

B =		standard sales price of the readyforsale form of a product containing the same amount of the other therapeutically active ingredient(s) that is contained in the Combination Product in question, in the given country.

In the event, however, that if, in a specific country, (a) the other therapeutically active ingredient(s) in such Combination Product are not sold separately in such country, Net Sales shall be adjusted by multiplying actual Net Sales of such Combination Product by the fraction A/C, where C is the standard sales price in such country of such Combination Product, and (b) if the Product containing such Dynavax ISS or Collaboration ISS is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction C-B/C, where B is the standard sales price in such country of the other therapeutically active ingredient(s) in the Combination Product and C is the standard sales price in such country of the Combination Product. The standard sales price for the Product containing such Dynavax ISS or Collaboration ISS and for each other active ingredient shall be for a

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quantity comparable to that used in such Combination Product and of the same class, purity and potency. If, in a specific country, both a Product containing the Dynavax ISS or or Collaboration ISS and a product containing the other active ingredients in such Combination Product are not sold separately, a market price for such Product and such other active ingredients shall be negotiated by the Parties in good faith based upon the costs, overhead and profit as are then incurred for such Combination Product and all products then being made and marketed by AstraZeneca and having an ascertainable market price that are comparable to such Product or such other active ingredients, as applicable. If, in a specific country, the foregoing calculations do not fairly represent the value of the various active ingredients included in a Combination Product, the allocation of Net Sales for such Combination Product shall be negotiated by the Parties in good faith.

10.3	Sublicensees.

10.3.1	In the event that an AstraZeneca Sublicensee sells Product or a Combination Product to Third Parties in the [ * ], such sales shall [ * ].

10.3.2	For all sales of Product or Combination Product by a Sublicensee to Third Parties outside of the [ * ], any fees, milestones and/or royalty income which AstraZeneca shall receive from the Sublicensees shall [ * ].

10.3.3	In the event that AstraZeneca sublicenses the sale of Product or a Combination Product to Third Parties outside of the [ * ], the sublicense shall be obliged to [ * ].

10.4	Royalty Stacking.

10.4.1	For the Product or any Combination Product(s) sold by AstraZeneca or its Affiliates to Third Parties (including Distributors), where the sum of royalty payments (excluding any royalty on delivery devices) owed by AstraZeneca and its Affiliates to Dynavax and any Third Parties in any calendar year exceeds [ * ] of Net Sales for a given Product or Combination Product for that period, the royalty rate payable to Dynavax shall be reduced [ * ] such that the aggregate royalty rate payable by AstraZeneca on the Product or Combination Product, [ * ], would equal [ * ] of Net Sales thereof.

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10.4.2	In the case of the Product or a Combination Product which is developed or commercialised by a Sublicensee of AstraZeneca, where AstraZeneca is legally required to make payment to one or more Third Parties in order that such Sublicensee may develop or commercialise such Product or Combination Product, then if the sum of royalty payments (excluding any royalty payments on delivery devices) owed by AstraZeneca and its Affiliates to Dynavax and any such Third Parties exceeds [ * ] of all amounts received by AstraZeneca from such Sublicensee that are subject to the royalty obligations of AstraZeneca under Section 10.1 the royalty rate under Section 10.1 shall be reduced [ * ] such that the aggregate amount payable by AstraZeneca to Dynavax and any such Third Parties with respect to such Product or Combination Product, [ * ], would equal [ * ] of the amounts received by AstraZeneca from such Sublicensee that are subject to the royalty obligations of AstraZeneca under Section 10.1.

10.5	[ * ] Royalty and [ * ].

10.5.1	Subject to Section 10.3.3, Dynavax shall pay any and all royalties arising from the sale of the Product or any Combination Product(s) owed the [ * ] under the [ * ].

10.5.2	(a) To the extent that royalties payable by AstraZeneca under this Article 10, taken as a whole, [ * ], Dynavax shall [ * ] as a result of [ * ]. To the extent payments to Third Parties in respect of matters described in the previous sentence [ * ], then AstraZeneca shall [ * ].

(b) In the event of a cross-license with a Third Party which includes payments described in Section 10.5.2(a), the Party or Parties which is/are responsible for the payment under Section 10.5.2(a) shall [ * ].

(c) In the event either Party makes payments to a Third Party in respect of the matters described in paragraph (a) of this Section 10.5.2 prior to the commencement of Net Sales, such payment obligation shall [ * ].

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10.6	Reduction of Royalty .

10.6.1	Competition. In the event that, in a country in the Territory, generic competition with respect to the Product or a Combination Product occurs by a product or products having [ * ] (each such product, a “Competing Product”), and such Competing Product has any sales in a Calendar Quarter in such country, then for the purposes of calculating the royalties of such Product or Combination Product under Section 10.1, then, subject to Section 10.7, [ * ] of the Net Sales in such country shall be disregarded. The calculation of the royalty reduction under this Section 10.6.1 shall be conducted separately for each Product or Combination Product.

If the number of units sold of a Competing Product represents [ * ] of the aggregate number of units sold of all products in the relevant [ * ] class to which the Product or Collaboration Product has been allocated, including the Product and any Combination Product, in a country in the Territory as reported by [ * ] or any comparable reporting agency in a Calendar Year, then AstraZeneca shall have the right, but not the obligation, to [ * ].

10.6.2	Compulsory Licences. In the event that a court or a governmental agency of competent jurisdiction requires AstraZeneca or an AstraZeneca Affiliate or Sublicensee to grant a compulsory licence to a Third Party permitting such Third Party to make and sell the Product or any Combination Products in a country in the Territory, then for the purposes of calculating the royalties of the Product or Combination Product under Section 10.1, [ * ] of the Net Sales in the country in such country shall be disregarded. The calculation of the royalty reduction under this Section 10.6.2 shall be conducted separately for each Product or Combination Product. In any country where the royalty reduction of Section 10.6.1 or 10.6.2 is in effect, there shall not be any further royalty reduction pursuant to this Section 10.6.2.

10.6.3	No Valid Claim. In the event that, and in such case from and after the date on which, a Product or Combination Product is Developed and/or Commercialized in a country and is not covered by a Valid Claim or other governmental grant of exclusivity (for example, but without limitation, orphan

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drug status, Chinese monitoring period exclusivity, or any other governmental grant of exclusivity of equivalent effect) in such country, then for the purposes of calculating the royalties of such Product or Combination Product under Section 10.1, [ * ] of the Net Sales in such country shall be disregarded.

10.7	Royalty Floor. Notwithstanding anything to the contrary in this Agreement except for Section 10.6.2, during the Royalty Term, in no event shall the net royalty rate received by Dynavax from the sale of Products be reduced to less than [ * ] of Net Sales (as determined before any reductions provided for in this Article 10 other than Section 10.6.2) for the period of time when Dynavax makes royalty payments to [ * ] as set forth in Section 10.5, or to less than [ * ] of such Net Sales thereafter. Dynavax shall promptly notify AstraZeneca in writing when payments to [ * ] as set forth in Section 10.5 are no longer being made.

10.8	Royalty Term. AstraZeneca’s obligation to pay royalties shall commence, on a country-by-country basis, with respect to each separate Product or Combination Product, on the date of First Commercial Sale of such Product or Combination Product in such country. The obligation shall expire, on a country-by-country basis, with respect to each separate Product or Combination Product on the later to occur of (a) the [ * ] anniversary of the First Commercial Sale of the first Product in such country and (b) the expiration date in such country of the last to expire of any issued Collaboration Patent or Dynavax Patent that includes at least one Valid Claim covering the sale of such separate Product or Combination Product in such country (such period, the “Royalty Term”).

Upon termination of the royalty obligations of AstraZeneca under this Section 10.8, with respect to a Product or Combination Product in any country, the licence grants to AstraZeneca in Section 6.2 shall become fully paid-up, perpetual and irrevocable with respect to such country and the Net Sales of such Product or Combination Product in such country shall be excluded from the royalty calculations in this Article 10 (including the thresholds and ceilings).

10.9	Sales Subject to Royalties. Sales between AstraZeneca, its Affiliates and Sublicensees shall not be subject to royalties hereunder. Royalties shall be calculated on AstraZeneca’s and its Affiliates’ and Sublicensees’ sale of the Product or Combination Products to a Third Party (including Distributors). Royalties shall be

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payable only once for any given batch of the Product or Combination Products. For purposes of determining Net Sales, the Product or Combination Product, as appropriate, shall be deemed to be sold when invoiced and a “sale” shall not include, and no royalties shall be payable on, transfers by AstraZeneca, its Affiliates or Sublicensees of free samples of Products, Combination Products or clinical trial materials containing Dynavax ISS and/or Collaboration ISS or other transfers or dispositions for charitable, promotional, pre-clinical, clinical, manufacturing, testing or qualification, regulatory or governmental purposes.

10.10	Royalty Payments. The royalties shall be calculated quarterly as of the last day of March, June, September and December respectively, for the calendar quarter ending on that date. AstraZeneca shall pay the royalties in conjunction with the delivery of a written report to Dynavax within [ * ] days after the end of each calendar quarter that shows, with respect to each country and the Product or Combination Product(s), the sales volume and Net Sales, by country, of each Product or Combination Product sold during such calendar quarter.

10.11	Mode of Payment. All payments set forth in this Article 10 shall be remitted by wire transfer to the following bank account of Dynavax or such other account as Dynavax may designate in writing to AstraZeneca:

[ * ]

10.12	Currency. All payments required under this Agreement shall be made in U.S. Dollars. For the purpose of computing the Net Sales of Product or Combination Products sold in a currency other than U.S. Dollars, such currency shall be converted from local currency to U.S. Dollars by AstraZeneca in accordance with the rates of exchange for the relevant month for converting such other currency into U.S. Dollars used by AstraZeneca’s normal internal accounting systems, which are independently audited on an annual basis.

10.13	Interest. Unless any payment potentially due to Dynavax under this Agreement is in dispute, and in such circumstances from the date upon which such dispute is resolved, if AstraZeneca fails to make any payment due to Dynavax under this Agreement, then interest shall accrue on a daily basis at a rate equal to the thirty (30) day U.S. dollar LIBOR rate effective for the date that payment was due, as published by The Wall Street Journal (Western edition) plus [ * ].

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10.14	Records Retention; Audit.

10.14.1	AstraZeneca shall keep or cause to be kept accurate records or books of account in accordance with applicable generally accepted accounting principles showing the information that is necessary for the accurate determination of the royalties due hereunder with respect to the sale of such Product or Combination Product.

10.14.2	Upon the written request of Dynavax, AstraZeneca shall permit a certified public accountant or a person possessing similar professional status and associated with an independent accounting firm acceptable to the Parties to inspect during regular business hours and no more than once a year and going back no more than [ * ] years preceding the current year, all or any part of AstraZeneca’s records and books necessary to check the accuracy of the royalties paid. The accounting firm shall enter into appropriate obligations with AstraZeneca to treat all information it receives during its inspection in confidence. The accounting firm shall disclose to Dynavax and AstraZeneca only whether the royalty reports are correct and details concerning any discrepancies, but no other information shall be disclosed to Dynavax. The charges of the accounting firm shall be paid by Dynavax, except that if the royalties have been understated by more than [ * ], the charges shall be paid by AstraZeneca. AstraZeneca shall promptly pay to Dynavax the amount of any underpayment of royalties revealed by an examination and review. Any overpayment of royalties by AstraZeneca revealed by an examination and review shall be fully-creditable against future royalty payments under Sections 10.1.

11	Taxes

11.1	General. The royalties, milestones and other amounts payable by AstraZeneca to Dynavax pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Applicable Law. Dynavax alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law

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to be paid by AstraZeneca) levied on account of, or measured in whole or in part by reference to, any Payments it receives. AstraZeneca shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Dynavax is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, any applicable withholding tax, it may deliver to AstraZeneca or the appropriate governmental authority (with the assistance of AstraZeneca to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve AstraZeneca of its obligation to withhold tax, and AstraZeneca shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that AstraZeneca has received evidence, in a form satisfactory to AstraZeneca, of Dynavax’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [ * ] days prior to the time that the Payments are due. If, in accordance with the foregoing, AstraZeneca withholds any amount, it shall pay to Dynavax the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to Dynavax proof of such payment within [ * ] days following that payment. For purposes of this Agreement, the stated amount of the Payments payable by AstraZeneca includes any sales tax that Dynavax may be required to collect.

11.2	Indirect Taxes. Notwithstanding anything contained in Section 11.1 or this Section 11.2 shall apply with respect to Indirect Taxes. All Payments are exclusive of Indirect Taxes. If any Indirect Taxes is chargeable in respect of any Payments, AstraZeneca shall pay Indirect Taxes at the applicable rate in respect of any such Payments following the receipt of an Indirect Taxes invoice in the appropriate form issued by Dynavax in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate.

11.3	Customs Duties. The Parties shall co-operate in accordance with Applicable Laws to ensure where permissible no import duties are paid on imported clinical product. Where import duties are payable, the Parties shall co-operate to ensure that the Party responsible for shipping as identified in the Joint Research Plan values the clinical product in accordance with Applicable Laws and minimises where permissible any such duties and any related import taxes that are not reclaimable from the relevant authorities.

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12	Manufacture and Supply.

12.1	Preclinical Supply. Dynavax shall be responsible (at the expense of AstraZeneca), through either internal production capabilities or Third Party manufacturers approved by the JSC, for the manufacture [ * ] of preclinical Dynavax ISS or Collaboration ISS for use in the Joint Research Programme through the Primary Screening Phase and Secondary Screening Phase for any such Dynavax ISS or Collaboration ISS. AstraZeneca shall be solely responsible for all costs and expenses related to the manufacture and supply of preclinical Dynavax ISS or Collaboration ISS for use in the Joint Research Programme (other than those costs set forth in Section 3.5.4 as included in the FTE Rate) and shall reimburse Dynavax any reasonable costs or expenses it incurs therefor. AstraZeneca shall be responsible for, or shall procure the final formulation and packaging, including any inhalation device, of the Product or any Combination Product for preclinical use.

12.2	Clinical and Commercial Supply. AstraZeneca shall be responsible for, or shall procure, the manufacture of toxicology, clinical and commercial materials, including without limitation any Candidate Drug, Product or Combination Product in the Territory and for all costs associated therewith. AstraZeneca shall use Commercially Reasonable Efforts to make necessary filings to obtain, or cause a Third Party manufacturer to obtain, Health Registration Approval for the manufacture of Candidate Drugs or Product or any Combination Product(s) in the Territory.

12.3	Manufacturing Know-How Transfer. Dynavax shall transfer to AstraZeneca any manufacturing technology, material and data sufficient to enable AstraZeneca (or its nominee) to produce and supply toxicology, clinical and commercial Candidate Drug for use in the Product or a Combination Product. Dynavax shall provide reasonable assistance to AstraZeneca to effect such transfers in an orderly fashion and to enable AstraZeneca to begin manufacturing and supplying toxicology, clinical and commercial supply of Candidate Drug for use in the Product or a Combination Product.

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13	Confidentiality and Non-Disclosure

13.1	General Obligations.

13.1.1	At all times during the term of this Agreement and for a period of [ * ] years following termination or expiration hereof, each Party (the “Receiving Party”) shall, and shall cause its officers, directors, employees, agents, Affiliates, Distributors and Sublicensees to, keep confidential and not publish or otherwise disclose and not use, directly or indirectly, for any purpose, any Confidential Information provided to it by the other Party (the “Disclosing Party”), except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.

13.1.2	Dynavax recognises that by reason of AstraZeneca’s status as an exclusive licensee pursuant to certain grants under Article 6, AstraZeneca has an interest in Dynavax’s retention in confidence of certain information of Dynavax. Accordingly, until the expiration of AstraZeneca’s exclusive position with respect to any CD, the Product or a Combination Product under this Agreement, Dynavax shall, and shall cause its Affiliates and their respective officers, directors, employees and agents to, keep confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose that would cause such publication or disclosure, any information relating to (a) the CD, the Product or a Combination Product, including the Dynavax ISS or Collaboration ISS therein, or (b) the Research, Development and/or Commercialization of such Product or Combination Product, including the Development Plans therefor (collectively the “AstraZeneca Information”); except to the extent (a) the AstraZeneca Information is in the public domain through no fault of Dynavax, its Affiliates or any of their respective officers, directors, employees and agents, (b) such disclosure or use would be permitted under Section 13.2, or (c) such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement. For clarification, the disclosure by Dynavax to AstraZeneca or by AstraZeneca to Dynavax of AstraZeneca Information shall not cause such information to cease to be subject to the confidentiality provisions of this Section 13.1.

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Notwithstanding the foregoing, in the event Dynavax obtains an exclusive license under the AstraZeneca Technology in accordance with Section 20.7.3, Dynavax shall be relieved of the foregoing obligations and AstraZeneca, instead of Dynavax, shall, and shall cause its Affiliates and their respective officers, directors, employees and agents to, keep confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose that would cause such publication or disclosure, any information relating to the AstraZeneca Information, except to the extent (a) the AstraZeneca Information is in the public domain through no fault of AstraZeneca, its Affiliates or any of their respective officers, directors, employees and agents, (b) such disclosure or use would be permitted under Section 13.2, or (c) such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement.

13.2	Permitted Disclosures. Each Party may disclose Confidential Information to the extent that such disclosure is:

13.2.1	made in response to a valid order of a court of competent jurisdiction or other competent authority; provided, however, that the Receiving Party shall first have given notice to the Disclosing Party (if feasible) and given the Disclosing Party a reasonable opportunity to quash any such order or obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or authority or, if disclosed, be used only for the purpose for which the order was issued; and provided further that if such order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information that is legally required to be disclosed in response to such court or governmental order;

13.2.2	made to a Regulatory Authority as may be necessary or useful in connection with any filing, application or request for a Health Registration Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

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13.2.3	made by the Receiving Party to a patent authority as may be necessary or useful for purposes of obtaining or enforcing a Patent (consistent with the terms and conditions of Article 14); provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

13.2.4	otherwise required by law, provided, however, that the Receiving Party shall (a) provide the Disclosing Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (b) if requested by the Disclosing Party, seek confidential treatment with respect to any such disclosure to the extent available, and (c) use good faith efforts to incorporate the comments of the Disclosing Party in any such disclosure or request for confidential treatment; or

13.2.5	made by the Receiving Party to its Affiliates, Distributors, Sublicensees, employees, consultants, or agents as may be necessary or useful in connection with the Research, Development, or Commercialization of any CD, the Product or Combination Product(s) as contemplated by this Agreement, or otherwise in the exercise of its rights with respect to Collaboration Know-How, including subcontracting or sublicensing transactions in connection therewith; provided prior to disclosure by the Receiving Party to each of the foregoing Persons must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 13.

Notwithstanding the foregoing, in the event that either Party is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body to disclose this Agreement, in whole or in part, the Parties shall reasonably agree on a redacted version of this Agreement as necessary to protect the Confidential Information of the Parties prior to making such disclosure.

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13.3	Exclusions. Notwithstanding the foregoing, Confidential Information shall not include any information that:

13.3.1	is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the Receiving Party;

13.3.2	can be demonstrated by documentation or other competent proof to have been in the Receiving Party’s or its Affiliates’ possession prior to disclosure by the Disclosing Party;

13.3.3	is subsequently received by the Receiving Party or its Affiliates from a Third Party who is lawfully in possession thereof and not bound by any obligation of confidentiality with respect to the said information;

13.3.4	has been published by the Disclosing Party; or

13.3.5	is independently developed by or for the Receiving Party or its Affiliates without the application or use of the Disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party.

13.4	Confidentiality of Agreement. The Parties acknowledge that the terms of this Agreement shall be treated as Confidential Information of both Parties. Such terms may be disclosed by a Party to individuals or entities covered by 13.2.5 above, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 13. Disclosure of the terms of this Agreement (but not other Confidential Information received from the other Party) may also be made, under binders of confidentiality and non-use at least equivalent in scope to those set forth in this Article 13, to actual or potential bankers, lenders, investors and acquirors of the disclosing Party.

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13.5	Publications and Presentations. The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the research and Development activities hereunder. Accordingly, during the Research Term neither Party shall publish, present or otherwise disclose any material related to the Joint Research Programme or the Development or Commercialization of the CDs or the Product or any Combination Product(s) without the prior written consent of the JSC and after the Research Term Dynavax shall not publish, present or otherwise disclose any material related to the Joint Research Programme or the Development or Commercialization of the CDs or the Product or any Combination Product(s) without the prior written consent of AstraZeneca. Each Party’s contribution to such results shall be duly recognised in such publications. For clarity, nothing in this Section 13.5 shall limit Dynavax’s right to publish or present, during the Research Term, the results of any studies carried out by or on behalf of Dynavax prior to the Effective Date. Each Party agrees to provide the other Party the opportunity to review any proposed abstracts, manuscripts or presentations (including verbal presentations) that relate to any Dynavax ISS or Collaboration ISS or Product or Combination Product studied under the Agreement at least [ * ] days prior to their intended submission for publication and agrees, upon request, not to submit any such abstract or manuscript for publication until the other Party is given a reasonable period of time (resulting in a total of no more than [ * ] days from the provision of such abstracts, manuscripts or presentation by one Party to the other for review until such Party’s submission of such abstracts, manuscripts or presentation for publication) to secure patent protection for any material in such publication which it believes to be patentable. Both Parties understand that a reasonable commercial strategy may require delay of publication of information or filing of patent applications. The Parties agree to review and decide whether to delay the publication and filing of patent applications under certain circumstances. Neither Party shall have the right to publish or present Confidential Information of the other Party which is subject to Section 13.1. With respect to any publication or presentation made by AstraZeneca pursuant to this Section 13.5, but without limiting anything set forth in Section 8.8.2 above, AstraZeneca shall give meaningful mention to Dynavax’s participation and contribution to the Collaboration and shall specifically mention the use of Dynavax Technology in the Dynavax ISS, Collaboration ISS, CDs, Product and/or any Combination Product.

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13.6	Use of Name/Publicity.

13.6.1	Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material or other form of publicity without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld or delayed), except for those disclosures for which consent has previously been obtained or which have previously been disclosed. The restrictions imposed by this Section 13.6.1 shall not prohibit either Party from making any disclosure identifying the other Party that is required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, provided that any such disclosure shall be governed by this Article 13. Further, the restrictions imposed on each Party under this Section 13.6 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Article 13.

13.6.2	AstraZeneca and its Affiliates and Sublicensees shall have the right, with Dynavax’s prior written consent, to use the name of Dynavax and its Affiliates to the extent necessary or useful in connection with the Development and Commercialization of Product or Combination Product as contemplated by this Agreement. Additionally, with respect to any public disclosure made by AstraZeneca pursuant to this Section 13.6.2, AstraZeneca shall give meaningful mention to Dynavax’s participation and contribution to the Collaboration and shall specifically mention the use of Dynavax Technology in the Dynavax ISS, Collaboration ISS, CDs, Product and/or Combination Product, the mention in such disclosures to be approved in writing by Dynavax.

13.6.3	An initial press release pertaining to this transaction shall be issued by the Parties and shall be materially in the form attached as Exhibit E to this Agreement. Neither Party shall issue any other press release or make any

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other public announcement or statement concerning this Agreement or the transactions covered by it without the prior written approval of the other Party, except that each Party (after consultation with counsel) may make such announcements and disclosures, if any, as may be required by Applicable Law or the requirements of a national securities exchange or another similar regulatory body, or in connection with a public offering of securities or any filing with the U.S. Securities and Exchange Commission or a foreign equivalent.

14	Patent Prosecution, Enforcement and Defence

14.1	Disclosure . Each Party shall promptly disclose to the other Party any invention discovered or reduced to practice pursuant to the Collaboration that it believes may be patentable.

14.2	Patent Prosecution and Maintenance.

14.2.1	Dynavax shall direct the filing, prosecution (including any interferences, reissue proceedings and re-examinations), oppositions and maintenance of all Dynavax Patents. Dynavax shall consult with AstraZeneca in connection with the continued prosecution and maintenance by Dynavax of the Dynavax Patents and [ * ]. Dynavax shall provide AstraZeneca with [ * ]. Dynavax shall bear one hundred percent (100%) of the costs and expenses of the Dynavax Patents. Dynavax shall not abandon any Dynavax Patents without at least [ * ] days prior notice to AstraZeneca. If Dynavax decides to abandon any Dynavax Patents, AstraZeneca shall have the option to continue the prosecution and maintenance of such patents and related applications at its expense.

14.2.2	AstraZeneca shall be the Party (the “Prosecuting Party”) responsible for or for procuring, the filing, prosecution (including any interferences, reissue proceedings and re-examinations), oppositions and maintenance of all Collaboration Patents. AstraZeneca shall consult with Dynavax in connection with the continued prosecution and maintenance by AstraZeneca of the Collaboration Patents and [ * ]. AstraZeneca shall provide Dynavax with [ * ]. AstraZeneca shall bear one hundred percent (100%) of the costs and

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expenses of the Collaboration Patents. AstraZeneca shall promptly reimburse Dynavax for any costs or expenses that Dynavax incurs in connection with the prosecution and maintenance of the Collaboration Patents. AstraZeneca shall not abandon any such Collaboration Patents without at least [ * ] days prior notice to Dynavax. If AstraZeneca decides to abandon any such Collaboration Patents, Dynavax shall have the option to continue the prosecution and maintenance of such patents and related applications at its expense.

14.2.3	Where a patent application covers two or more Dynavax ISS and/or Collaboration ISS, at least one of which has a use in the Field and at least one of which has no use in the Field but a use outside of the Field, the prosecuting attorney will [ * ].

14.2.4	Each Party shall cooperate with the other and take all reasonable additional actions and execute such agreements, instruments and documents as may be reasonably required to perfect the other’s ownership interest in accordance with the intent of this Agreement including, without limitation, the execution of necessary and appropriate instruments of assignment to achieve such joint ownership as set forth in Section 14.1 and the provision, on a reasonable basis, of its employees, agents, consultants and independent contractors to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the prosecuting Party to undertake Patent prosecution for inventions arising out of the Collaboration, as provided in this Agreement.

14.3	Patent Term Restoration. The Parties shall cooperate with each other with respect to obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Dynavax Patents and Collaboration Patents in respect of the Product or any Combination Product(s). In the event that elections with respect to obtaining such patent term restoration are to be made, AstraZeneca shall have the right to make the election and Dynavax agrees to abide by such election.

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14.4	Enforcement of Patent Rights.

14.4.1	In the event that either Party becomes aware of a suspected infringement by a Third Party of any Dynavax Patent licensed to AstraZeneca under this Agreement, such Party shall notify the other Party promptly, and following such notification, the Parties shall confer. Other than in respect of any Dynavax Patent solely covering a CD, Dynavax shall have the right, but shall not be obligated, to bring an infringement action at its own expense, in its own name and entirely under its own direction and control. AstraZeneca, upon request of Dynavax, agrees to join in any such litigation at Dynavax’s expense and to cooperate with Dynavax in connection with such litigation. Where Dynavax notifies AstraZeneca that it does not intend to take measures to remove such infringement, Dynavax may nevertheless be joined as a party to any infringement action that is pursued and shall retain the right to be heard in such proceedings and to defend the validity of the Patent asserted by AstraZeneca. With respect to any Dynavax Patent solely covering a CD or Product, AstraZeneca shall have the right, but shall not be obligated, to bring an infringement action at its own expense, in its own name and entirely under its own direction and control. Dynavax, upon request of AstraZeneca, agrees to join in any such litigation at AstraZeneca’s expense and to cooperate with AstraZeneca in connection with such litigation. Where AstraZeneca notifies Dynavax that it does not intend to take measures to remove such infringement, AstraZeneca may nevertheless be joined as a party to any infringement action that is pursued and shall retain the right to be heard in such proceedings and to defend the validity of the Patent asserted by Dynavax.

14.4.2	In the event that either Party becomes aware of a suspected infringement of any Collaboration Patent, such Party shall notify the other Party promptly. Following such notification, the Parties shall confer. Other than in respect of any Collaboration Patent solely covering a Reverted ISS, AstraZeneca shall have the right, but shall not be obligated, to bring an infringement action or to defend such proceedings at its own expense, in its own name and entirely under its own direction and control. Dynavax, upon request of AstraZeneca, agrees to join in any such litigation at AstraZeneca’s expense and to cooperate with AstraZeneca in connection with such litigation. Where AstraZeneca notifies Dynavax that it does not intend to take measures to remove such

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infringement, AstraZeneca may nevertheless be joined as a party to any infringement action that is pursued and shall retain the right to be heard in such proceedings and to defend the validity of the Patent asserted by Dynavax. With respect to any Collaboration Patent solely covering a Reverted ISS, Dynavax shall have the right, but shall not be obligated, to bring an infringement action at its own expense, in its own name and entirely under its own direction and control. AstraZeneca, upon request of Dynavax, agrees to join in any such litigation at Dynavax’s expense and to cooperate with Dynavax in connection with such litigation. Where Dynavax notifies AstraZeneca that it does not intend to take measures to remove such infringement, Dynavax may nevertheless be joined as a party to any infringement action that is pursued and shall retain the right to be heard in such proceedings and to defend the validity of the Patent asserted by AstraZeneca.

14.4.3	If the Party having the first right to prosecute any action described in Sections 14.4.1 or 14.4.2 fails to do so within (a) [ * ] days following notice of the alleged infringement or (b) [ * ] days before the time limit, if any, set forth in the appropriate laws and regulations for the filings of such actions, whichever comes first, then the other Party shall have the right, but not the obligation, to bring and control any such litigation at its own expense, in it own name and entirely under its own direction and control.

14.4.4	In the event either Party exercises the rights conferred in this Section 14.4 and recovers any damages or other sums in such action, suit or proceeding or in settlement thereof, such damages or other sums recovered shall first be applied to all out-of-pocket costs and expenses incurred by such Party in connection therewith, including reasonable attorneys fees. If after such reimbursement any funds shall remain from such damages or other sums recovered, such funds shall be retained by such Party that controlled the litigation.

14.5	Third Party Litigation. In the event of any actual or threatened suit against Dynavax, AstraZeneca or its Affiliates, Sublicensees, Distributors or customers alleging that the Development and/or Commercialization of CDs, Product or Combination Product, or

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that the Development and/or Commercialization of a Collaboration Patent or the Background Technologies or any part thereof by or on behalf of AstraZeneca under this Agreement, infringes the Patent or other intellectual property rights of any Person (an “Infringement Suit”), the Party first becoming aware of such Infringement Suit shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to assume direction and control of the defence of claims arising therefrom (including the right to settle such claims at its sole discretion, subject to the provisions of this Section 14.5). If AstraZeneca notifies Dynavax in writing that it does not wish to assume such direction and control, Dynavax shall have the right, but not the obligation to, at its sole cost and expense, defend against such claims; provided, however, that Dynavax shall obtain the written consent of AstraZeneca prior to ceasing to defend, settling or otherwise disposing of such claims. Dynavax shall be entitled to be joined in any proceedings that may be brought against AstraZeneca in relation to Dynavax’s Background Technology. If Dynavax does so elect to be joined, it shall pay its own costs and expenses in relation to the proceedings. AstraZeneca shall not make any admission or settle or otherwise compromise any proceedings brought against it in relation to Dynavax’s Background Technology without first obtaining the written consent of Dynavax, which shall not be unreasonably withheld or delayed. Notwithstanding anything in the foregoing, each Party shall have the right to defend itself, using the counsel of its choice and at its own expense, any claims or law suits brought against it by any Third Party, and each Party shall have the right to settle any such claims or law suits on its own behalf, so long as such settlement does not provide for the payment of money by the other Party or performance obligations, or restrictions imposed upon, the other Party.

14.6	Invalidity or Unenforceability Defences or Actions.

14.6.1	In the event that a Third Party or Sublicensee asserts, as a defence or as a counterclaim in any Infringement Suit under Section 14.5, that any AstraZeneca Patent, Dynavax Patent or Collaboration Patent covering a Dynavax ISS or Collaboration ISS is invalid or unenforceable, then the Party pursuing such Infringement Suit shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to respond to such defence or defend against such

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counterclaim (as applicable), including the right to settle or otherwise compromise such claim with respect to the AstraZeneca Patents and Collaboration Patents (other than in respect of any Collaboration Patent solely covering a Reverted ISS for which Dynavax shall have the first right), and Dynavax shall have the first right to do so with respect to Dynavax Patents (other than in respect of any Dynavax Patent solely covering a CD or Product for which AstraZeneca shall have the first right). If the Party having the first right notifies the other Party in writing that it does not wish to respond to such defence or defend against such counterclaim (as applicable), the other Party shall, at its sole cost and expense, have the right but not the obligation to respond to such defence or defend against such counterclaim (as applicable); provided, however, that such other Party shall obtain the written consent of the Party having the first right prior to ceasing to defend, settling or otherwise compromising such defence or counterclaim.

14.6.2	Similarly, if a Third Party or Sublicensee asserts, in a declaratory judgment action or similar action or claim filed by such Third Party or Sublicensee, that any AstraZeneca Patent, Dynavax Patent or Collaboration Patent covering the Dynavax ISS or Collaboration ISS is invalid or unenforceable, then the Party first becoming aware of such action or claim shall promptly give written notice to the other Party. AstraZeneca shall have the first right, but not the obligation, through counsel of its choosing, to defend against such action or claim, including the right to settle or otherwise compromise such claim with respect to AstraZeneca Patents and Collaboration Patents (other than in respect of any Collaboration Patent solely covering a Reverted ISS for which Dynavax shall have the first right), and Dynavax shall have the right to do so with respect to the Dynavax Patents (other than in respect of any Dynavax Patent solely covering a CD or Product for which AstraZeneca shall have the first right). If the Party having the first right to defend notifies the other Party in writing that it does not wish to respond to or defend against or settle such action or claim, the other Party shall, at its sole cost and expense, have the right but not the obligation to defend against such action or claim; provided, however, that such other Party shall obtain the written consent of the Party having the first right prior to ceasing to defend, settling or otherwise compromising of any such action or claim.

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14.7	Cooperation. The Party other than the Party defending an action or claim pursuant to this Article 14 (the “Non-Defending Party”) will provide to the other Party (the “Defending Party”) all reasonable assistance requested by the Defending Party in connection with any action, claim or suit under Article 14, including allowing the Defending Party reasonable access to the Non-Defending Party’s files and documents and to the Non-Defending Party’s personnel who may have possession of relevant information, in all cases, during normal business hours and with reasonable prior notice. In particular the Non-Defending Party will promptly make available to the Defending Party, at the Defending Party’s expense, all information in its possession or control that it is aware will assist the Defending Party in responding to any such action, claim or suit under Article 14.

14.8	Compliance with Third Party Licences. To the extent any provision in this Article 14 is inconsistent with the requirements in any licence agreement between a Party and any Third Party existing as of the Effective Date (including without limitation the license agreement between Dynavax and the Regents), including without limitation the rights and procedures for the filing, prosecution and maintenance of any Patents, the enforcement of any Patents, or the defense of any Third Party claims, the terms and conditions in such Third Party agreement(s) shall control.

14.9	Costs and Expenses. AstraZeneca shall have the right to [ * ]. Any royalties payable by AstraZeneca with respect to the manufacture, use or sale of Products may result in a reduction of royalties payable to Dynavax, pursuant to Section 10.4 and subject to Section 10.7. For the avoidance of doubt, where Indirect Taxes apply to milestones, royalties or costs, the Parties shall invoice these sums according to Applicable Law. Any amounts recovered by AstraZeneca in connection with any action, claim or suit under Article 14 shall first be applied to all out-of-pocket costs and expenses incurred by AstraZeneca in connection therewith, including reasonable attorneys fees and any such sums remaining shall be retained by AstraZeneca and shall be included in the calculation of Net Sales.

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15	Adverse Event Reporting

15.1	Overview. AstraZeneca shall maintain a record of all non-medical and medical Product-related or Combination Product-related complaints and reports of adverse events that it receives with respect to any Product or Combination Product as appropriate. AstraZeneca shall be responsible for reporting to Regulatory Authorities any adverse experiences and safety issues for each Product and Combination Product in compliance with the requirements of the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. § 321 et seq., the regulations promulgated thereunder, and equivalent foreign laws, rules and regulations. Without limiting the foregoing, upon AstraZeneca’s written request, Dynavax shall provide AstraZeneca with any information reasonably necessary for AstraZeneca to comply with all Applicable Law with respect to the Dynavax ISS, Collaboration ISS, the Product and Combination Product(s), as the case may be.

In the event that Dynavax exercises its option to co-promote the Product or any Combination Product(s) in the United States of America and the Parties enter into a written co-promotion agreement pursuant to Section 8.5, Dynavax shall, at least [ * ] months prior to commencing such co-promotion, develop appropriate adverse experience reporting procedures to record all non-medical and medical product-related complaints and reports of adverse events that it receives with respect to any Product or Combination Product(s).

15.2	Complaints. AstraZeneca shall maintain a record of any and all complaints it receives with respect to the Product and any Combination Products. Dynavax shall notify AstraZeneca in reasonable detail of any complaint received by it within [ * ] after the event, and in any event in sufficient time to allow AstraZeneca to comply with all Applicable Law in any country in which the Product or any Combination Product is being developed, marketed or sold.

16	Product Recall

16.1	Notification and Recall. In the event that any Governmental Authority issues or requests a recall or takes similar action in connection with a CD, the Product or any Combination Product, or in the event [ * ], AstraZeneca shall promptly advise Dynavax thereof by telephone or facsimile. Following notification of a recall,

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AstraZeneca shall decide and have control of whether to conduct a recall or market withdrawal (except in the case of a government-mandated recall) in the Territory and the manner in which any such recall or market withdrawal shall be conducted.

16.2	Recall Expenses. AstraZeneca shall bear the expenses of any recall of a CD, the Product or any Combination Product; provided, however, that Dynavax shall bear the expense of a recall to the extent that such recall resulted from Dynavax’s breach of its obligations hereunder or Dynavax’s negligence or willful misconduct or intentional omission. Such expenses of recall shall include expenses for notification, destruction and return of the recalled Product or Combination Product and any refund to customers of amounts paid for the recalled Product or Combination Product.

17	Trademarks.

AstraZeneca shall have the sole right to select the Trademarks for the marketing and sale of the Product and any Combination Product(s) in the Territory. AstraZeneca shall own such Trademarks and all rights and goodwill with respect thereto. AstraZeneca agrees not to adopt or use any trademarks, brand names, words, logos, symbols, letters, designs or marks that would be confusingly similar to Dynavax’s trademarks. Dynavax shall not, and shall not permit its Affiliates to, use any trademark that is the same as or confusingly similar to, misleading or deceptive with respect to or that dilutes the Trademarks.

18	Representations and Warranties

18.1	Each Party represents and warrants to the other that:

18.1.1	it has full legal power to extend the rights and licences granted to the other under this Agreement and perform its obligations hereunder;

18.1.2	it has full power and authority to enter into this Agreement and has taken all necessary action on its part required to authorise the execution and delivery of this Agreement;

18.1.3	its employees and agents who are performing any activities under this Agreement or who have access to Confidential Information are bound, without request for additional compensation, to Articles 6, 13 and 14 of this Agreement;

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18.1.4	neither it nor any researcher engaged by it, in any capacity, in the Joint Research Programme has been debarred or is subject to debarment or has otherwise been disqualified or suspended from performing scientific or clinical investigations or otherwise subjected to any restrictions or sanctions by the FDA or any other governmental or regulatory authority or professional body with respect to the performance of scientific or clinical investigations;

18.1.5	to the best of its Knowledge and belief, this Agreement is legally binding upon it and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any Governmental Authority having jurisdiction over it;

18.1.6	it has not granted, and will not grant during the Term of the Agreement, any right to any Third Party that would conflict with the rights granted to the other Party hereunder;

18.1.7	it has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements necessary to perform its obligations hereunder;

18.1.8	it is aware of no action, suit or inquiry or investigation instituted by any governmental agency that questions or threatens the validity of this Agreement; and

18.1.9	to the best of its Knowledge and belief, all necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by such Party to enter into, or perform its obligations under, this Agreement have been obtained.

18.2	Dynavax further represents and warrants that as of the Effective date:

18.2.1	Dynavax is the sole and exclusive owner of the entire right, title and interest in the Dynavax Patents listed on Exhibit B(1) (the “Owned Patents”) and is

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entitled to grant the licences specified herein. Such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party. Dynavax is the sole and exclusive licensee of and Controls all right, title and interest in and to the Dynavax Patents listed in Exhibit B(2) (the “In-licensed Patents”) and is entitled to grant the licences specified herein. Such rights are not subject to any encumbrance, lien or claim of ownership by any Third Party, other than the Third Party from which such rights are licensed. True, complete and correct copies of the complete file wrapper and other documents and materials relating to the prosecution, defence, maintenance, validity and enforceability of the Owned Patents and the In-licensed Patents and all license and other agreements regarding the In-licensed Patents (the “In-Licence Agreements”), as amended to the date hereof, have been provided to AstraZeneca prior to the date first above written. The Owned Patents and the In-licensed Patents constitute all of the licensed Dynavax Patents as of the Effective Date. During the Term, Dynavax shall not encumber or diminish the rights granted to AstraZeneca hereunder with respect to the licensed Dynavax Patents, including by not [ * ]. Dynavax shall promptly provide AstraZeneca with notice of any alleged, threatened or actual breach of any In-Licence Agreement. As of the Effective Date, none of Dynavax, its Affiliates and, to the best of their Knowledge, any Third Party is in breach of any In-Licence Agreement;

18.2.2	All information and data provided by or on behalf of Dynavax to AstraZeneca on or before the Effective Date in contemplation of this Agreement was and is true and accurate in all material respects, and Dynavax has not failed to disclose, or cause to be disclosed, any information or data that would cause the information and data that has been disclosed to be individually, or in the aggregate, misleading in any material respect;

18.2.3	To Dynavax’s Knowledge, the licensed Dynavax Patents are being diligently procured from the respective Patent Offices in accordance with all applicable laws and regulations. The licensed Dynavax Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment;

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18.2.4	As of the Effective Date, to the best of Dynavax’s and its Affiliates’ Knowledge, there is no actual infringement or threatened infringement of the licensed Dynavax Patents, licensed Dynavax Know-How or any regulatory documentation by any Person.

18.2.5	To the best of Dynavax’s and its Affiliates’ Knowledge and except as disclosed in Schedule 18.2.5, AstraZeneca’s use Exploitation of the regulatory documentation, the licensed Dynavax Patents or licensed Dynavax Know-How hereunder will not infringe any Patent or other intellectual property or proprietary right of any Person;

18.2.6	The licensed Dynavax Patents and the licensed Dynavax Know-How existing as of the Effective Date are subsisting and to the best of Dynavax’s knowledge are not invalid or unenforceable, in whole or in part, except to the patent properties identified in Schedule 18.2.6, as to which no representation is made. To Dynavax’s Knowledge, the conception, development and reduction to practice of the regulatory documentation, the licensed Dynavax Patents and licensed Dynavax Know-How existing as of the Effective Date have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person. There are no claims, judgments or settlements against or amounts with respect thereto owed by Dynavax relating to the regulatory documentation, the licensed Dynavax Patents or the licensed Dynavax Know-How. Except as disclosed in Schedule 18.2.6, no claim or litigation has been brought or threatened by any Person alleging, and Dynavax is not aware of any possible claim, whether or not asserted, that (a) the licensed Dynavax Patents or the licensed Dynavax Know-How are invalid or unenforceable or (b) the regulatory documentation, the licensed Dynavax Patents or the licensed Dynavax Know-How or the disclosing, copying, making, assigning, licensing or use of the regulatory documentation, the licensed Dynavax Patents or the licensed Dynavax Know-How, or products and services embodying the regulatory documentation, or the Dynavax ISS, Collaboration ISS, CDs, Product or Combination Product(s) violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Person;

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18.2.7	Dynavax has not previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to, the licensed Dynavax Patents, licensed Dynavax Know-How, regulatory documentation, or the Dynavax ISS and/or Collaboration ISS (including by granting any covenant not to sue with respect thereto) that is inconsistent with the rights and licences granted to AstraZeneca under this Agreement;

18.2.8	In respect of the pending United States patent applications included in the licensed Dynavax Patents, Dynavax has presented all relevant prior art of which it has Knowledge to the relevant Patent Examiner at the United States Patent and Trademark Office;

18.2.9	The licensed Dynavax Patents represent all Patents within Dynavax’s Control as of the Effective Date that are directly related to, or are necessary, for the manufacture, use, offer for sale or sale of the Dynavax ISS and/or the Collaboration ISS;

18.2.10	Any licensed Dynavax Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality;

18.2.11	Dynavax has made (and will make) available to AstraZeneca all regulatory documentation, licensed Dynavax Know-How and other Information in its possession or Control directly related to any Dynavax ISS and/or Collaboration ISS and all such regulatory documentation, licensed Dynavax Know-How and other Information are (and, if made available after the Effective Date, will be) true, complete and correct. As of the Effective Date, Dynavax has prepared, maintained and retained all regulatory documentation that is required to be maintained or reported pursuant to and in accordance with good laboratory and clinical practice and Applicable Law and all such information is true, complete and correct and what it purports to be;

18.2.12	Dynavax shall obtain from each of its Affiliates, Sublicensees, employees and agents, and from the employees and agents of its Affiliates, Sublicensees and agents, who are performing tests or studies, or are otherwise participating in the Research of the Dynavax ISS and/or Collaboration ISS, CDs, Product or

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Combination Product or who otherwise have access to any AstraZeneca Confidential Information, rights to any and all Information that relate to the Dynavax ISS and/or Collaboration ISS, CDs, Product and Combination Product, such that AstraZeneca shall, by virtue of this Agreement, receive from Dynavax, without payments beyond those required by this Agreement, the licences and other rights granted to AstraZeneca hereunder.

18.3	Each Party shall comply with all laws, rules and regulations that govern the Party’s performance under this Agreement, including all United States and multilateral export laws and regulations.

18.4	Nothing in this Agreement shall be construed as a warranty or representation by either Party of the success of the Joint Research Programme or the Joint Research Plan.

18.5	DISCLAIMER. OTHER THAN AS PROVIDED IN THIS ARTICLE 18, THE PARTIES DISCLAIM ANY AND ALL WARRANTIES OF ANY KIND WITH REGARD TO THE COLLABORATION MATERIALS OR THE BACKGROUND TECHNOLOGIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE.

19	Indemnification and Insurance

19.1	Indemnification of Dynavax. In addition to any other remedy available to Dynavax, AstraZeneca shall indemnify, defend and hold harmless Dynavax, its Affiliates and its and their respective directors, officers and employees in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out or in connection with any claims made or suits brought by a Third Party (collectively, “Third Party Claims”) against Dynavax, its Affiliates, Sublicensees, and their respective directors, officers or employees:

19.1.1	that arise or result from any intentional misconduct or gross negligence on the part of AstraZeneca, its Affiliates, Distributors, Sublicensees or agents in performing any activity contemplated by this Agreement, or the breach of any provision of this Agreement (including a breach of a warranty or Applicable Law) by AstraZeneca; or

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19.1.2	that allege that the claimant has suffered personal injury or death as a result of use of the Product or Combination Product(s) or of AstraZeneca’s Development, manufacture, use, handling, storage, sale, offer for sale, importation, or other disposition of the Product or any Combination Product(s), except for any Losses for which Dynavax has an obligation to indemnify AstraZeneca and its Affiliates pursuant to Section 19.2.

19.2	Indemnification of AstraZeneca. In addition to any other remedy available to AstraZeneca, Dynavax shall indemnify, defend and hold harmless AstraZeneca, its Affiliates, Distributors, Sublicensees and its and their respective directors, officers and employees in full and on demand, from and against any and all Losses incurred by them to the extent resulting from or arising out of or in connection with any Third Party Claims against AstraZeneca, its Affiliates, Distributors or Sublicensees or their respective directors, officers or employees that:

19.2.1	arise or result from any intentional misconduct or gross negligence on the part of Dynavax, its Affiliates, Sublicensees or agents in performing any activity contemplated by this Agreement, or the breach of any provision of this Agreement by Dynavax;

19.2.2	allege that the claimant has suffered personal injury or death as a result of use of any product incorporating a Reverted ISS or reverted CD or of Dynavax’s development, manufacture, use, handling, storage, sale, offer for sale, importation, or other disposition of such reverted ISS, product(s) or CD(s);

19.2.3	in the event that the Agreement is terminated and Dynavax continue to Develop and Commercialize any CD, Product or Combination Product directly or through a Third Party, allege that the claimant has suffered personal injury or death as a result of use of any CD, Product or Combination Product or of Dynavax’s Development, manufacture, use, handling, storage, sale, offer for sale, importation, or other disposition of such Product or Combination Product(s), after the date of termination;

in all cases except for any Losses for which AstraZeneca has an obligation to indemnify Dynavax and its Affiliates pursuant to Section 19.1.

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19.3	[ * ]

19.4	Notice of Claim . An Indemnified Party shall give the Indemnifying Party prompt written notice of any Losses or discovery of fact upon which such Indemnified Party intends to base a request for indemnification under Section 19.1, 19.2 or 19.3 (an “Indemnification Claim Notice”). In no event shall the Indemnifying Party be liable for any Loss that results from any delay in providing the Indemnification Claim Notice. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of the Loss claimed (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any such Loss. For the avoidance of doubt, all indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (each, an “Indemnitee”) shall be made solely by such Party to this Agreement.

19.5	Indemnification Procedures. The obligations of an Indemnifying Party under this Article 19 shall be governed by and contingent upon the following:

19.5.1	Assumption of Defence. At its option, the Indemnifying Party may assume the defence of any Third Party Claim by giving written notice to the Indemnified Party within [ * ] days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defence of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgement that the Indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defences it may assert against any Indemnified Party’s claim for indemnification.

19.5.2	Control of Defence. Upon the assumption of the defence of a Third Party Claim by the Indemnifying Party:

(e)	the Indemnifying Party may appoint as lead counsel in the defence of the Third Party Claim any legal counsel selected by the Indemnifying Party, which shall be reasonably acceptable to the Indemnified Party, and

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(f)	Except as expressly provided in Section 19.5.3, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or any Indemnitee in connection with the analysis, defence or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including lawyers’ fees and costs of suit) and any Loss incurred by the Indemnifying Party in its defence of the Third Party Claim with respect to such Indemnified Party or Indemnitee.

19.5.3	Right to Participate in Defence. Without limiting Section 19.5.1 or 19.5.2, any Indemnitee shall be entitled to participate in, but not control, the defence of a Third Party Claim and to retain counsel of its choice for such purpose; provided, however, that such retention shall be at the Indemnitee’s own expense unless, (a) the Indemnifying Party has failed to assume the defence and retain counsel in accordance with Section 19.5.1 (in which case the Indemnified Party shall control the defence), or (b) the interests of the Indemnitee and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under Applicable Law, ethical rules or equitable principles.

19.5.4	Settlement. With respect to all Losses, where the Indemnifying Party has assumed the defence of a Third Party Claim in accordance with Section 19.5.1, (i) the Indemnifying Party shall have authority to consent to the entry of any judgement, enter into any settlement or otherwise dispose of such Losses, provided that it obtains the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, and (ii) no Indemnified Party or Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

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19.5.5	Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, reasonably cooperate in the defence or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making the Indemnified Party, the Indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided, and the Indemnifying Party shall reimburse the Indemnified Party for all of its related reasonable out-of-pocket expenses.

19.5.6	Expenses. Except as expressly provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a quarterly basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

19.6	LIMITATION ON DAMAGES. EXCEPT IN CIRCUMSTANCES OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT BY A PARTY OR ITS AFFILIATES, OR WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 19.1 OR 19.2, NO PARTY OR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR LOST PROFITS, MILESTONES OR ROYALTIES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (a) THE DEVELOPMENT, MANUFACTURE, USE OR SALE OF ANY PRODUCT OR COLLABORATION ISS DEVELOPED, MANUFACTURED OR MARKETED HEREUNDER, OR (b) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT.

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19.7	Insurance . Each Party shall have and maintain such type and amounts of liability insurance as is normal and customary in the pharmaceutical industry generally for Persons similarly situated, and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

20	Term and Termination

20.1	Term . This Agreement shall become effective on the Effective Date and shall continue in full force and effect until the earlier of (i) expiration or termination of all payment obligations to Dynavax under this Agreement, or (ii) the effective date of termination pursuant to Sections 20.2, 20.3, 20.4, 20.5 or 20.6 or Section 21.4 below (the “Term”). The Term shall expire on the Product, or a Combination Product by Combination Product and country by country basis within the Territory.

20.2	Termination by AstraZeneca. AstraZeneca may terminate this Agreement if it determines, in its sole discretion, that it does not wish to pursue the Joint Research Programme or the further research, development, launch or sale of Dynavax ISS, Collaboration ISS, Candidate Drugs, Product or Combination Product(s) for any reason, including but not limited to, a scientific, technical, regulatory or commercial reasons, including [ * ]. AstraZeneca shall promptly notify Dynavax in writing of such determination and provide Dynavax with the pertinent information with respect thereto. Promptly following the receipt of such notice from AstraZeneca, the Parties shall discuss in more detail the reasons for such termination in good faith. Following such discussion, AstraZeneca may, at its sole discretion, terminate this Agreement in its entirety or with respect to the Product or one or more Combination Products or one or more countries in the Territory upon [ * ] days’ prior written notice. Further, AstraZeneca shall have the right in its sole discretion to terminate this Agreement with respect to a country upon [ * ] days’ prior written notice in the event that any Governmental Authority takes, fails to take, or reasonably could be expected to take or fail to take, any action with respect to the CD, Product or any Combination Product that could have an adverse effect on the Development and/or Commercialization of the CD, Product or Combination Product(s) in such country; provided, however, that AstraZeneca shall have the right to terminate this Agreement with respect to all of Europe if such country is in Europe and AstraZeneca shall have the right to terminate

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this Agreement in its entirety if such country is or is in a Major Market. In the event of any such termination, if such termination occurs at a time when AstraZeneca is conducting or sponsoring a clinical trial of a CD, the Product or any Combination Product, AstraZeneca shall [ * ].

20.3	Termination for Infringement of Third Party Rights.

20.3.1	If a Triggering Event occurs with respect to a country, AstraZeneca shall have the right upon written notice to Dynavax to terminate this Agreement with respect to such country if at any time (a) AstraZeneca is unable to obtain such a licence on commercially reasonable terms or (b) AstraZeneca in good faith believes that negotiation with a Third Party pursuant to Section 6.4 with respect to such country is not likely to result in a commercially reasonable agreement; provided, however, that AstraZeneca shall have the right to terminate this Agreement with respect to all of Europe if such country is in Europe and AstraZeneca shall have the right to terminate this Agreement in its entirety if such country is or is in a Major Market.

20.3.2	If a Third Party institutes an Infringement Suit with respect to a country, AstraZeneca shall have the right upon written notice to Dynavax to terminate this Agreement with respect to such country if [ * ]; provided, however, that AstraZeneca shall have the right to terminate this Agreement with respect to all of Europe if such country is in Europe and AstraZeneca shall have the right to terminate this Agreement in its entirety if such country is or is in a Major Market.

20.4	Termination by Dynavax for Lack of Diligence. In addition to the rights of termination in the event of material breach set forth in Section 20.5.1, Dynavax may terminate this Agreement, in its entirety or on a Dynavax ISS-by-Dynavax ISS, Collaboration ISS-by-Collaboration ISS, CD by CD, Product or Combination Product-by-Combination Product basis, upon [ * ] days advance written notice to AstraZeneca in the event that an arbitrator determines pursuant to Section 24.13 that AstraZeneca has failed to fulfil its Commercially Reasonable Efforts obligations under Section 8.10.

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20.5	Termination by Either Party. In addition to any other provision of this Agreement expressly providing for termination of this Agreement, this Agreement may be terminated immediately by either Party upon notice to the other Party:

20.5.1	if it believes that the other Party is in material breach of this Agreement, in which case the non-breaching Party may deliver notice of such material breach to the other Party, such notice to describe in detail the nature of such breach. The allegedly breaching Party shall have [ * ] days from receipt of such notice to cure such breach (or, if such default cannot be cured within such [ * ] day period, the breaching Party must commence actions to cure such default during such [ * ] day period and diligently continue such actions until the cure is effected). Any such termination shall become effective at the end of such [ * ] day period unless the breaching Party has cured any such breach or default prior to the expiration of such [ * ] day period (or, if such default is capable of being cured but cannot be cured within such [ * ] day period, the breaching Party has commenced and diligently continued actions to cure such default provided always that, in such instance, such cure must have occurred within [ * ] days after notice thereof was provided to the breaching Party by the non-breaching Party to remedy such default);

20.5.2	if such other Party ceases or threatens to cease to carry on the whole or substantially the whole of its business or that part of its business to which this Agreement relates;

20.5.3	if such other Party shall file in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an the appointment of a receiver or trustee of such other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, or if the other Party shall propose or be a Party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors;

20.5.4	if any encumbrancer takes possession of any material part of the assets of another Party; or

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20.5.5	if any distress, execution or other such process is levied or enforced upon or against any of the material assets of the other Party.

It is understood that termination pursuant to this Section 20.5 shall be a remedy of last resort and may be invoked only in the case where the breach cannot be reasonably remedied by the payment of money damages. If a Party gives notice of termination under this Section 20.5, and the other Party disputes whether such notice was proper, then the issue of whether this Agreement has been terminated shall be resolved in accordance with Article 24. If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be deemed to have been effective [ * ] days following the date of receipt of the notice of termination. If as a result of such dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in effect.

20.6	Change of Control. Upon a Change of Control of Dynavax at any time during the Joint Research Programme, AstraZeneca shall have the right to (a) terminate this Agreement in its entirety by delivering written notice of termination to Dynavax at any time within [ * ] months after the date of such Change of Control or (b) terminate only the Parties’ collaboration under the Joint Research Programme with immediate effect thereby ending the Research Term. In the event AstraZeneca exercises the latter option, AstraZeneca shall be under no obligation to provide Dynavax with any further compensation pursuant to Article 7 but shall remain responsible for payments under Articles 9 and 10. Following such termination of the Research Term, Dynavax shall immediately provide AstraZeneca with all Collaboration Technology generated by it under the Joint Research Programme and not previously provided to AstraZeneca and shall immediately return to AstraZeneca all AstraZeneca Confidential Information, including any and all copies thereof, and those portions of any documents, memoranda, notes, studies, analyses or other material prepared by or on behalf of Dynavax that incorporate or are derived from such Confidential Information. For the avoidance of doubt, in the event of such termination, Dynavax shall have no further rights to use any Collaboration Technology, AstraZeneca Technology or AstraZeneca Confidential Information for any purpose in the Field. [ * ]. The Agreement shall remain valid and in full force and effect in all other respects. Upon a Change of Control of AstraZeneca at any time

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during the Term, the successor in interest and/or surviving entity shall continue to perform the obligations of and exercise the rights of AstraZeneca pursuant to this Agreement in the same manner as intended by AstraZeneca as of the Effective Date.

20.7	Consequences of Termination.

20.7.1	Payment by AstraZeneca. Upon termination of this Agreement by AstraZeneca pursuant to Section 20.2 prior to the [ * ] anniversary of the Effective Date, AstraZeneca shall make a lump sum payment to Dynavax to compensate Dynavax for such early termination in an amount equal to [ * ]; provided, however, that AstraZeneca shall have no obligation to make such payment in the event it terminates this Agreement pursuant to Section 20.5.1 or 20.6 or Section 21.4. For clarity, the foregoing lump sum payment shall be in addition to any ongoing payment obligations AstraZeneca may have for existing clinical trials pursuant to Section 20.2. In addition to the lump sum, and on condition that Dynavax maintain the level of internal Dynavax FTE support existing as at the date of termination to any continuing research activities previously covered by the Joint Research Programme, AstraZeneca shall meet [ * ] of any reasonable external FTE costs Dynavax incurs during the period of [ * ] months following immediately after the date of the termination. AstraZeneca shall have no obligation to make such additional external FTE contribution in the event it terminates this Agreement pursuant to Section 20.5.1 or 20.6 or Section 21.4.

20.7.2	Cessation of Obligations; Return of Materials. Upon termination of this Agreement, Dynavax shall promptly cease its performance of obligations under this Agreement. The expiration or termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such expiration or termination and, except as otherwise expressly provided herein, shall not limit any rights or remedies which may be available at law or otherwise. Upon the termination or expiration of this Agreement, each Party shall, at its sole expense, promptly return to the other Party all Confidential Information of such other Party and, at such other Party’s option, either destroy or return to such other Party all materials

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received from such other Party, except to the extent that the Receiving Party has a continuing licence to use such materials. Notwithstanding the foregoing, the General Counsel of each Party may retain one copy of each business document generated by such Party in connection with this Agreement for archival purposes only, and all such retained documents shall be subject to the confidentiality obligations of this Agreement.

20.7.3	Licences.

(g)	Upon termination of this Agreement in its entirety by AstraZeneca pursuant to Section 20.2 or 20.3 or by Dynavax pursuant to Section 20.4 or Section 20.5, all licenses to AstraZeneca under Section 6.2 shall terminate, and (A) AstraZeneca shall, and hereby does, grant to Dynavax an exclusive, worldwide, perpetual, irrevocable, royalty-free license, with right to sublicense and to enforce patents, under the AstraZeneca Technology, to make, have made, use, import, offer for sale and sell the then current Dynavax ISS, Collaboration ISS, CD, Product and Combination Product(s) in the Field, and (B) [ * ]. Dynavax shall have the right to use [ * ].

(h)	Upon termination by AstraZeneca of AstraZeneca’s obligations and/or license rights to a specific Dynavax ISS, Collaboration ISS, CD, Product and/or Combination Product pursuant to Sections 20.2 or 20.3, the license to AstraZeneca under Section 6.2 shall terminate solely as to such Dynavax ISS, Collaboration ISS, CD, Product and/or Combination Product(s), and (A) AstraZeneca shall, and hereby does, grant to Dynavax an exclusive, worldwide, perpetual, irrevocable, royalty-free license, with right to sublicense and to enforce patents, under the AstraZeneca Technology, to make, have made, use, import, offer for sale and sell such Dynavax ISS, Collaboration ISS, CD, Product and Combination Product(s) in the Field, and (B) [ * ]. Dynavax shall have the right to use [ * ].

(i)	Upon termination by AstraZeneca of AstraZeneca’s obligations and/or license rights to a specific Dynavax ISS, Collaboration ISS, CD, Product and/or Combination Product in a particular country pursuant to

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Sections 20.2 or 20.3, the license to AstraZeneca under Section 6.2 shall terminate solely as to such Dynavax ISS, Collaboration ISS, CD, Product and/or Combination Product(s) in such country, and (A) AstraZeneca shall, and hereby does, grant to Dynavax an exclusive, worldwide, perpetual, irrevocable, royalty-free license, with right to sublicense and to enforce patents, under the AstraZeneca Technology, to make, have made, use, import, offer for sale and sell such Dynavax ISS, Collaboration ISS, CD, Product and Combination Product(s) in the Field in such country only and (B) [ * ]. Dynavax shall have the right to use [ * ].

(j)	Upon termination of this Agreement by AstraZeneca pursuant to Section 20.5.1, the licenses to AstraZeneca under Section 6.2 shall remain in effect. In such case, AstraZeneca shall remain liable for [ * ] of the milestone payments and [ * ] of the royalties due under Article 10 and Section 10.7 shall cease to apply. The foregoing milestone and royalty reduction shall not be an exclusive remedy, but any claim for money damages by AstraZeneca shall be reduced by the economic effect of such [ * ] reduction in milestone payments and royalty obligations. Following termination under Section 20.5.1 AstraZeneca shall be relieved of its remaining obligations to Dynavax under this Agreement except for AstraZeneca’s obligations under Articles 9, 10 (other than Section 10.7), 13, 14, and 19.

(k)	For clarity, in the event of termination of this Agreement in its entirety or in part by AstraZeneca or Dynavax (as appropriate) pursuant to Sections 20.2, 20.3, 20.4 or 20.5, if the Product or Combination Product at the time of termination is being Commercialized with or has been the subject of human clinical trials that included a delivery device, AstraZeneca shall [ * ]. In particular, if such device was a proprietary AstraZeneca device, then for the purposes of the above sentence, AstraZeneca shall [ * ]. If such device was a Third Party device, then AstraZeneca shall [ * ].

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20.7.4	Manufacturing. Upon termination of this Agreement in whole or in part by AstraZeneca pursuant to Sections 20.2 or 20.3 or by Dynavax pursuant to Section 20.4, AstraZeneca shall immediately provide to Dynavax copies of process and manufacturing technology, material and data sufficient to enable Dynavax concurrently to produce and supply any Product or Combination Product that was being Commercialized. AstraZeneca shall provide reasonable assistance to Dynavax to effect such transfers in an orderly fashion and to enable Dynavax to begin manufacturing and supplying the Product and/or Combination Product as soon as possible to minimize any disruption in the continuity of supply.

20.8	Survival. The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 2, 13, 19, 23 through 28, 30, 31 and 32 and Sections 3.8, 7.3, 10.14, 18.5, 20.7 and 20.8, together with any sections referenced in such surviving provisions or necessary to give them effect. Termination of this Agreement shall not relieve the Parties of any liability that accrued hereunder prior to the effective date of such termination. Termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

20.9	Rights in Bankruptcy. All rights and licences granted under or pursuant to this Agreement by Dynavax are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, licences of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States (hereinafter “IP”). The Parties agree that each of the Parties, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for IP. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Dynavax on the one hand, or AstraZeneca on the other hand, under the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, AstraZeneca or Dynavax, as applicable, shall be entitled to a complete duplicate of (or complete access to, as appropriate) any

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such IP and all embodiments of such IP, which, if not already in such Party’s possession, shall be promptly delivered to it upon such Party’s written request therefor.

21	Force Majeure

21.1	In this Agreement, “Force Majeure” means an event which is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, strike, lock-out or other industrial/labour dispute (whether involving the workforce of the Party so prevented or of any other Person), war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, earthquake, storm, natural disaster or compliance with any law or governmental order, rule, regulation or direction (including changes in the requirements of the health authorities), whether or not it is later held to be invalid. Notwithstanding the foregoing, the payment of invoices due and owing hereunder shall not be delayed by the payer because of a Force Majeure affecting the payer, unless such Force Majeure specifically precludes the payment process.

21.2	The Force Majeure Party shall, within [ * ] days of the occurrence of a Force Majeure event, give notice in writing to the other Party specifying the nature and extent of the event of Force Majeure, its anticipated duration and any action being taken to avoid or minimize its effect. Subject to providing such notice and to Section 21.1, the Force Majeure Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement, in whole or in part, nor shall the other Party have the right to terminate this Agreement, except as otherwise provided in this Agreement, where non-performance or delay in performance has resulted from an event of Force Majeure. The suspension of performance allowed hereunder shall be of no greater scope and no longer duration than is reasonably required.

21.3	The Force Majeure Party shall use reasonable endeavours, without being obligated to incur any expenditure or cost, to bring the Force Majeure event to a close or to find a solution by which this Agreement may be performed despite the continuation of the event of Force Majeure.

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21.4	If the Force Majeure Party is prevented from performing its obligations due to a Force Majeure event for a continuous period in excess of [ * ] days after the date of the occurrence of the Force Majeure event, and such failure to perform would constitute a material breach of this Agreement in the absence of such Force Majeure event, the Parties shall meet and discuss in good faith any amendments to this Agreement to permit the other Party to exercise its rights under this Agreement. If the Parties are not able to agree on such amendments within [ * ] days of commencement of such discussions and if the suspension of performance continues, such other Party may terminate this Agreement immediately by written notice to the Force Majeure Party, in which case neither Party shall have any liability to the other except for those rights and liabilities that accrued prior to the date of termination.

22	Assignment

22.1	Neither Party may assign its rights or, except as provided in Sections 3.5.4 , 6.6 and 6.7, delegate its obligations under this Agreement in whole or in part without the prior written consent of the other Party, except that a Party shall always have the right, without such consent, on written notice to the other Party, assign any or all of its rights and delegate any or all of its obligations hereunder to any of its Affiliates or to any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates. Any permitted successor of a Party or any permitted assignee of all of a Party’s rights under this Agreement that has also assumed all of such Party’s obligations hereunder in writing shall, upon any such succession or assignment and assumption, be deemed to be a party to this Agreement as though named herein in substitution for the assigning Party, whereupon the assigning Party shall cease to be a party to this Agreement and shall cease to have any rights or obligations under this Agreement. All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any attempted assignment or delegation in violation of this Article 22 shall be void.

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23	Severability

To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision of this Agreement invalid, illegal or unenforceable in any respect. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and shall not form part of this Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected all other provisions of this Agreement shall remain in full force and effect, and the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

24	Dispute Resolution.

24.1	Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 24 if and when a dispute arises under this Agreement. In the event of any disputes, controversies or differences which may arise between the Parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, upon the request of either Party, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between representatives of each Party having decision-making authority (subject only to Board of Directors’ or equivalent approval, if required). All such discussions under this Section shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the matter is not resolved within [ * ] days following the request for discussions, either Party may then invoke the provisions of Section 24.2 below.

24.2	Arbitration. Any dispute, controversy or claim arising out of or relating to the validity, construction, interpretation, enforceability, breach, performance, application

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or termination of this Agreement that is not resolved pursuant to Section 24.1, except for a dispute, claim or controversy under Section 24.13, shall be settled by binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures of JAMS then in effect (the “JAMS Rules”), except as otherwise provided herein. The arbitration shall be governed by the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws. The arbitration will be conducted in Wilmington, Delaware and the Parties consent to the personal jurisdiction of the United States federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement. The language used in the arbitration proceedings shall be English. Any situation not expressly covered by this Agreement shall be decided in accordance with the JAMS Rules.

24.3	Arbitrator.

The arbitrator shall be one (1) neutral, independent and impartial arbitrator selected from a pool of retired federal judges to be presented to the Parties by JAMS. Failing the agreement of the Parties as to the selection of the arbitrator within thirty (30) days, the arbitrator shall be appointed by JAMSin accordance with the JAMS Rules.

24.4	Governing Law. Resolution of all disputes arising out of or related to this Agreement or the validity, construction, interpretation, enforcement, breach, performance, application or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

24.5	Decision. The power of the arbitrator to fashion procedures and remedies within the scope of this Agreement is recognized by the Parties as essential to the success of the arbitration process. The arbitrator shall not have the authority to fashion remedies which would not be available to a federal judge hearing the same dispute. The arbitrator is encouraged to operate on this premise in an effort to reach a fair and just decision. Reasons for the arbitrator’s decisions should be complete and explicit, including all determinations of law and fact. The written reasons should also include the basis for any damages awarded and a statement of how the damages were

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calculated. Such a written decision shall be rendered by the arbitrator following a full comprehensive hearing, no later than [ * ] months following the selection of the arbitrator as provided for in Section 24.3.

24.6	Award.

24.6.1	Any award shall be paid in U.S. dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the Party resisting enforcement.

24.6.2	If as to any issue the arbitrator should determine under the applicable law that the position taken by a Party is frivolous or otherwise irresponsible or that any wrongdoing they find is in callous disregard of law and equity or the rights of the other Party, the arbitrator shall also award an appropriate allocation of the adversary’s reasonable attorney fees, costs and expenses to be paid by the offending Party, the precise sums to be determined after a bill of attorney fees, expenses and costs consistent with such award has been presented following the award on the merits.

24.6.3	Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Article 24, and agrees that, subject to the Federal Arbitration Act, judgment may be entered upon the final award in the Federal District Court in Delaware and that other courts may award full faith and credit to such judgment in order to enforce such award.

24.6.4	The award shall include interest from the date of any damages incurred for breach of the Agreement, and from the date of the award until paid in full, at a rate fixed by the arbitrator.

24.6.5	With respect to money damages, nothing contained herein shall be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages. The only damages recoverable under this Agreement are compensatory damages (including, without limitation, consequential damages).

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24.7	Costs. Except as set forth in Section 24.6.2, each Party shall bear its own legal fees. The arbitrator shall assess his or her costs, fees and expenses against the Party losing the arbitration unless he or she believes that neither Party is the clear loser, in which case the arbitrator shall divide his or her fees, costs and expenses according to his or her sole discretion.

24.8	Injunctive Relief. Provided a Party has made a sufficient showing under the rules and standards set forth in the Federal Rules of Civil Procedure and applicable case law, the arbitrator shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief. Nothing in this Article 24 will preclude either Party from seeking equitable relief in accordance with Article 32 or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

24.9	Confidentiality. The arbitration proceeding shall be confidential and the arbitrator shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator to make) any public announcement with respect to the proceedings or decision of the arbitrator without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

24.10	Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of the contract for any reason.

24.11	Jurisdiction. For the purposes of this Article 24, the parties acknowledge their diversity (AstraZeneca having its principal places of business in Sweden and the UK and Dynavax having its principal place of business in California) and agree to accept the jurisdiction of the Federal District Court in Delaware for the purposes of enforcing or appealing any awards entered pursuant to this Article 24 and for enforcing the agreements reflected in this Article 24 and agree not to commence any action, suit or proceeding related thereto except in such courts.

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24.12	Patents and Trademarks. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent rights covering the manufacture, use, importation, offer for sale or sale of the Product or any Combination Product or of any AstraZeneca trademarks, Dynavax trademarks, or trademark rights related to the Product or any Combination Product shall be submitted to a court of competent jurisdiction in the country in which such Patent or trademark rights were granted or arose.

24.13	Provisions Unique to Arbitrations Pursuant to Section 8.10. Notwithstanding anything to the contrary in this Article 24, if the arbitration is commenced pursuant to Section 8.10 in connection with a dispute regarding whether either Party has met its diligence obligations, then such arbitration shall be conducted by the arbitrator selected pursuant to Section 24.3 together with two experts having at least ten (10) years of experience in drug discovery or development, either in a commercial setting or as a full time faculty member at a university or medical institute (the “Expert”). One such Expert shall be selected by AstraZeneca and the other Expert shall be selected by Dynavax. Such Experts shall participate in the arbitration solely as advisors and shall not assume any of the authority of the arbitrator.

25	Notices

25.1	Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement shall be in writing and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognised overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 25.2 or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Article 25. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second business day (at the place of delivery) after deposit with an internationally recognised overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Article 25 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

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25.2	Address for Notice

For:	AstraZeneca AB

	Address:	AstraZeneca R&D Lund, Schelegatan 10 Sweden
	Facsimile:	[ * ]
For the attention of: Director Discovery Alliances

With a copy to:		AstraZeneca UK Limited
	Address:	Alderley House, Alderley Park, Macclesfield, Cheshire SK10 4TF
	Facsimile:	[ * ]
For the attention of: Assistant General Counsel

For:	Dynavax Pharmaceuticals, Inc.
2929 Seventh Street
Suite 100
Berkeley, CA 94710-2753
Fax: [ * ]
Attn: D. Kevin Kwok, Vice President & Chief Business Officer

Witha copy to:
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
Fax: [ * ]
Attention: Robert L. Jones, Esq.

26	Relationship of the Parties

The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint

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venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

27	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Agreement. In particular, this Agreement supersedes the Confidentiality Agreement between the Parties, effective 12 October 2004, and all confidential information exchanged between the Parties under such Confidentiality Agreement shall be deemed the Confidential Information of the corresponding Party and protected under this Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules and Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such schedules or Exhibits and this Agreement, the terms of this Agreement shall govern.

28	English Language

This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

29	Amendment

Any amendment or modification of this Agreement must be in writing and signed by authorised representatives of both Parties.

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30	Waiver and Non-Exclusion of Remedies

A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.

31	No Benefit to Third Parties

The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other Persons except as otherwise expressly provided Article 22.

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement. Except as expressly provide in Article 22, no Person who is not a party to this Agreement (including any employee, officer, agent, representative or subcontractor of either Party) shall have the right (whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that Person without the express prior agreement in writing of the Parties, which agreement must refer to this Article 31.

32	Equitable Relief

Each Party acknowledges and agrees that the restrictions set forth in this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that neither Party would have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any provision of this Agreement may result in irreparable injury to the non-breaching Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any provision of this Agreement, the non-breaching Party shall be authorised and entitled to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights shall be

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cumulative and in addition to any other rights or remedies to which such non-breaching Party may be entitled in law or equity. Each of Dynavax and AstraZeneca agrees to waive any requirement that the non-breaching Party (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Article 32 is intended, or should be construed, to limit a non-breaching Party’s right to equitable relief or any other remedy for a breach of any other provision of this Agreement, provided, however, that resolution of disputes between the Parties is subject to the provisions of Article 24.

33	Further Assurance

33.1	Each Party shall perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Agreement.

33.2	The Parties recognize that each may perform some or all of its obligations and exercise any or all of its rights under this Agreement, without the prior consent of the other Party, through Affiliates or Sublicensees, provided, however, that each Party shall remain responsible for the performance by its Affiliates and Sublicensees and shall cause its Affiliates and Sublicensees to comply with the provisions of this Agreement in connection with such performance. In particular, if any Affiliate of a Party or a Sublicensee participates in research under this Agreement or with respect to the Product or any Combination Product(s), (a) the restrictions of this Agreement which apply to the activities of a Party with respect to a CD, the Product or any Combination Product(s) shall apply equally to the activities of such Affiliate and Sublicensee, and (b) the Party affiliated with such Affiliate or Sublicensee shall assure that any intellectual property developed by such Affiliate or Sublicensee shall be governed by the provisions of this Agreement (and subject to the licenses set forth in Article 6) as if such intellectual property had been developed by the Party. Any action or omission by a Party’s Affiliate or a Sublicensee which would, if such action or omission were conducted by the Party, constitute a breach of the Party’s obligations under this Agreement will constitute a breach of such obligation by the Party (unless such obligation were otherwise satisfied by such Party or another of its Affiliates or Sublicensees).

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34	Expenses

Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

35	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

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THIS AGREEMENT IS EXECUTED by the authorised representatives of the Parties, in duplicate, as of the date first written above.

SIGNED for and on behalf of		SIGNED for and on behalf of

AstraZeneca AB (publ)		Dynavax Technologies Corporation

/s/ Jan M Lundberg		/s/ Dino Dina
Signature		Signature
Name:	Jan M Lundberg	Name:	Dino Dina, M.D.
Title:	EVP, Global Discovery	Title:	President and CEO

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EXHIBIT A

CRITERIA FOR CANDIDATE DRUG TARGET PROFILE

[ * ]

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EXHIBIT B

DYNAVAX PATENTS

EXHIBIT B(1)

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EXHIBIT B(2)

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EXHIBIT C

JOINT RESEARCH PLAN

Description of Joint Research

[ * ]

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EXHIBIT D

PRE-APPROVED DYNAVAX SUBCONTRACTORS

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EXHIBIT E

PRESS RELEASE

2929 Seventh Street, Suite 100

Berkeley, CA 94710

Contact:

Dynavax Technologies Corporation

Jane M. Green, PhD

Corporate Communications

Phone (510) 665-4630

Email: jgreen@dvax.com

DYNAVAX ESTABLISHES COLLABORATION FOR

TLR-9 AGONISTS FOR ASTHMA AND COPD WITH ASTRAZENECA

Berkeley, CA – [Date] – Dynavax Technologies Corporation (NASDAQ:DVAX) has entered into an a three-year research collaboration and a License agreement with AstraZeneca for the discovery and development of TLR-9 agonist-based therapies for the treatment of asthma and chronic obstructive pulmonary disease (COPD). The collaboration will utilize Dynavax’s proprietary second-generation TLR-9 agonist immunostimulatory sequences or ISS.

Under the terms of the agreement, Dynavax and AstraZeneca will collaborate to identify lead TLR-9 agonists and conduct appropriate research phase studies. AstraZeneca will be responsible for any development and worldwide commercialisation of products arising out of the research programme. Dynavax may have an opportunity for partial co-promotion in the United States of products arising from the collaboration.

Financial terms of the collaboration include an upfront fee of $10 million plus research funding and preclinical milestones that could bring the total committed funding of up to $20 million. Dynavax may also receive additional development milestones potentially resulting in a collaboration value of up to approximately $129 million. Upon commercialization, Dynavax is also eligible to receive royalties based on product sales.

“The management of respiratory diseases such as asthma and COPD remains a major health challenge affecting 150 million people worldwide and representing a significant financial

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burden to the global healthcare system,” said Claude Bertrand, Vice President Respiratory and Inflammation Research at AstraZeneca. “New approaches that have the potential to reverse the course of respiratory disease are needed. AstraZeneca believes that Dynavax’s ISS-based technology represents an innovative, next-generation therapeutic intervention that could potentially expand and strengthen AstraZeneca’s strong position in the respiratory disease field.”

“We believe that AstraZeneca is the ideal partner for the development of asthma and COPD ISS-based therapies, as they have one of the most widely respected and commercially successful respiratory product portfolios in the industry,” said Dino Dina, MD, Dynavax’s chief executive officer. “We appreciate AstraZeneca’s recognition of the innovative, disease-modifying potential of our TLR-9 agonist based approaches and are optimistic that with our combined resources and know-how, we will be able to create novel therapeutics that may provide benefit to patients suffering from these diseases.”

Continued Dr. Dina: “We believe that the positive clinical experience we have previously demonstrated provides a strong foundation for applying ISS-based agonists to treat asthma and COPD. We are hopeful that this collaboration, the goal of which is to explore the potential of ISS alone to treat respiratory diseases, will help to expand our existing portfolio of ISS-based products.”

[[Conference Call Today]]

Dynavax will hold a conference call to discuss [[ ]] today at [5:00] p.m. Eastern. Interested parties may listen to the webcast live at http://www.dynavax.com by clicking on the “Events” tab under the heading, “Investors.” The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at http://www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents, at http://www.streetevents.com. A telephonic replay will be available through [[date]] by dialing 888.286.8010, access code: xxxxxxxx. International callers can dial 617.801.6888, access code: xxxxxxxx.

Forward Looking Statements

Dynavax cautions you that this press release contains forward-looking statements, including without limitation [[ ]]. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Dynavax’s business including, without limitation, risks relating to: [[ ]] the progress and timing of its current and anticipated clinical trials; difficulties or delays in developing, testing and manufacturing products to support clinical development plans; the scope and validity of patent protection for product candidates; competition from other companies working with ISS technologies and products; the ability to obtain additional financing to support operations; and other risks detailed in the “Risk Factors” section of Dynavax’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are made as of the date hereof and Dynavax undertakes no obligation to revise or update information provided in this press release.

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About Dynavax

Dynavax Technologies Corporation discovers, develops, and intends to commercialize innovative TLR-9 agonist-based products to treat and prevent allergies, infectious diseases, and chronic inflammatory diseases using versatile, proprietary approaches that alter immune system responses in highly specific ways. Our clinical development programs are based on immunostimulatory sequences, or ISS, which are short DNA sequences that enhance the ability of the immune system to fight disease and control chronic inflammation. Dynavax’s pipeline includes: TOLAMBA, a ragweed allergy immunotherapeutic, for which a major safety and efficacy trial (DARTT) is currently underway, and that is in a supportive clinical trial in ragweed allergic children; HEPLISAV, a hepatitis B vaccine that is currently in a Phase 3 clinical trial; SUPERVAX, a hepatitis B vaccine; a cancer therapy currently in a Phase 2 clinical trial in non-Hodgkins lymphoma;[ * ]; and preclinical programs in hepatitis B therapy and hepatitis C therapy.

About AstraZeneca

AstraZeneca is a major international healthcare business engaged in the research, development, manufacture and marketing of prescription pharmaceuticals and the supply of healthcare services. It is one of the world’s leading pharmaceutical companies with healthcare sales of $23.95 billion and leading positions in sales of gastrointestinal, cardiovascular, neuroscience, respiratory, oncology and infection products. AstraZeneca is listed in the Dow Jones Sustainability Index (Global) as well as the FTSE4Good Index.

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EXHIBIT F

CONFIRMATORY PATENT LICENCE

Patent Licence Agreement

Date:

Parties:

(1)	‘The Licensor’: having its registered office at .

(2)	‘The Licensee’: having its registered office at .

Recitals:

By an Agreement (‘the Main Agreement’) dated                     and made between the Licensor and the Licensee the Licensor granted for the consideration therein contained to the Licensee a licence under [UK Patent No                     ] [European Patent (UK) No                     ] (‘the Patent’).

Operative provisions:

1.	In pursuance of the Main Agreement and for the consideration referred to in the Main Agreement the Licensor hereby confirms the grant to the Licensee of the exclusive licence from the Effective Date for the term specified in the Main Agreement to manufacture, market, sell and otherwise dispose of Licensed Products (as defined in the Main Agreement) for the life of the Patent and subject to the provisions of the Main Agreement.

2.	Subject as provided in the Main Agreement this Licence shall terminate without notice in the event of the termination for any reason of the Main Agreement.

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IN WITNESS of which this Agreement has been executed as a deed and delivered the day and year first above written.

EXECUTED as a Deed by acting by: [name of director] and: [name of director/secretary]

EXECUTED as a Deed by acting by: [name of director] and: [name of director/secretary]

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Schedule 18.2.5

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Schedule 18.2.6

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